
                               AGREEMENT ADOPTION
                                       FOR
     STATE MUTUAL OF AMERICA GROUP PROTOTYPE 401(k) PROFIT SHARING PLAN NO.3
                             AS USED IN PUERTO RICO

For the benefit of its employees, the undersigned adopts this Profit Sharing
Plan and in connection therewith makes the following statements and designations, which designations are subject to change as required to obtain approval by the Department of Revenue of Puerto Rico. This Adoption Agreement should only be used with State Mutual Basic Plan Document No. 5.

                          NON-INTEGRATED AND INTEGRATED
                             PROFIT SHARING FORMULAS

                                      ITEMS

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1.    Name of Employer:

      First Federal Savings Bank

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2.    Address of Employer:                      3.    Employer's Telephone Number:
      1519 Ponce de Leon Avenue
      Santurce. PR 00908                              (809) 729-8171

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4.    Name and Address of Other Participating Employers Adopting Plan:

      Are all of the Employers under common control adopting the Plan?: [ ] Yes [ ] No
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5.    Name of Employer's Profit Sharing Plan:

      First Federal Savings Bank 401(k) Retirement Plan (Puerto Rico)
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6.    (a) Original Effective Date               7.    Date of
          of plan and Trust:                          Adoption Agreement:

          May 15, 1965                                December 9, 1991
                                                ---------------------------------------------------
      (b) Effective Date of this                8.    Plan Number Assigned by the
          Restated Plan and Trust:                    Employer (Circle One): 001,002,
          September 1,1991                            003,004
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9.    Name and Address of Trustee(s):

      Laura Villarino Tur, Jorge Rodriguez and Francisco Cortes same address as item # 2
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10.   Name, Address and EIN/Tax I.D. Number of Plan Administrator (if other than Employer):

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11.   Designation of Profit Sharing Committee (if applicable):

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12.   Is this Employer a member of:             13.   Type of Entity:
      (a) Affiliated Service Group
          [ ] Yes   [X] No                            [X] Corporation         [ ] Partnership
      (b) Control Group?                              [ ]"Sub S" Corporation  [ ] Other (specify):
          [ ] Yes   [x] No                            [ ] Sole Proprietor         _________________
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14.   Nature of Employer's Business,            15.   Employer Identification
      and Standard Industrial                         Number (Tax I.D. Number):
      Classification No. of Employer:                 66-0183103
      Federal Savings Bank -6022
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16.   Predecessor Employers (Service with Employers named below shall be treated as
      Service with the Employer - see Section 2.42 of the Plan):
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17.   Fiscal Year for Income Tax Purposes:
              [X] Calendar Year         [ ] Year Beginning first day of ____________ (month)
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18.   First Plan Anniversary: January 1, 1992 (Each Plan Anniversary thereafter shall be an anniversary of such date)

Note:    The Plan Anniversary must be the first day of the Employer's fiscal year. See Section 2.34 of the Plan.

===================================================================================================
                                     DESIGNATED PLAN PROVISIONS
===================================================================================================
Section 2.08             Plan Compensation of Earned Income shall be limited as follows (check
COMPENSATION             or complete (a), (b) or (c) below, if any are applicable):
LIMITATIONS              * [ ] (a)     For the firs year of plan Participation, Compensation
                                       shall exclude compensation received prior to the date
                                       the Employee becomes a Participant.

                           [x] (b)     Maximum Compensation for Plan purposes: $200,000;

                         * [ ] (c)     Compensation for the Plan Year which is actually paid or
                                       accrued within such Year, but excluding:

                                    [ ] (i)   overtime pay
                                    [ ] (ii)  commissions
                                    [ ] (iii) bonuses
                                    [ ] (iv)  other (specify):_______________________________

                         *NOTE: Choices (a) and (c) may not be elected if the Plan is intended to benefit a Self-Employed Individual; choice (c) may not be elected if an Integrated Allocation Formula is used.

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Section 2.22             Hours of Service shall be determined on the basis of the method selected
HOURS OF SERVICE         below. The method selected shall be applied to all Employees covered under the Plan (Check one of the following):

                           [x] (a)     On the basis of actual hours for which an Employee is paid or entitled to payment.

                           [ ] (b)     On the basis of days worked.

                                       An Employee shall be credited with 10 Hours of Service if
                                       under Section 2.22 of the Plan such Employee would be
                                       credited with at least one Hour of Service during the day.

                           [ ] (c)     On the basis of weeks worked.

                                       An Employee shall be credited with 45 Hours of Service if
                                       under Section 2.22 of the Plan such Employee would be
                                       credited with at least one Hour of Service during the week.
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                           [ ] (d)     On the basis of months worked.

                                       An Employee shall be credited with 190 Hours of Service if under Section 2.22 of the Plan such Employee would be
                                       credited with at least one Hour of Service during the month.
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 Section 2.26            The limitation Year of the Plan shall be (Check or complete one of the
LIMITATION YEAR          following):

                           [x] (a)     Calendar Year

                           [ ] (b)     Plan Year

                           [ ] (c)     Other 12 consecutive month period (specify):________________
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Section 2.29             The Normal Retirement Age of a Participant shall be (Check and complete
   NORMAL                one of the following):
RETIREMENT
    AGE                    [ ] (a)     the date the Participant attains Age 65 (Up to Age 65).

                           [ ] (b)     the ______ (up to 10th) anniversary of the date the
                                       Participant commenced Participation in the Plan or the date he attains Age 65, whichever is later.

                           [ ] (c)     the _____ (up to 10th) anniversary of the date the
                                       Participant commenced participation in the Plan or the date he attains Age 65, whichever is later, but in no event later than Age 70.
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 Section 3.02(1)         The following Employees are eligible to become Participants
  PARTICIPATION          (Check or complete on of the following):
  REQUIREMENTS
(Classification)           [ ] All Employees of the Employer maintaining the Plan.

                           [ ] All Employees of the Employer maintaining the Plan or of any other
                               Employer required to be aggregated under Section 414(b), (c) or (m)
                               of the Internal Revenue Code. Any individual deemed under
                               Section 414(n) of the Code to be an employee of any employer described in the previous sentence shall also be considered an
                               Employee.

                           [ ] All Employees of the Employer maintaining the Plan compensated on an hourly basis.

                           [ ] All Employees of the Employer maintaining the Plan compensated on a salaried basis.

                           [ ] All Employees of the Employer maintaining the Plan not eligible to participate in another qualified pension of profit sharing plan to which the Employer is making contributions.
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                           [x] All Employees of the Employer maintaining the Plan who are residents of Puerto Rico except lease employees and Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representative" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer.

                           [ ] All Employees of the Employer maintaining the Plan covered by a collective bargaining agreement between the Employer and Employee representatives (as described above).

                           [ ] All Employees except Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

                           [ ] Other Employee classification (specify):____________________________
                         __________________________________________________________________________
                         __________________________________________________________________________

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Section 3.02(2)          The Plan eligibility requirements are (Check and complete (a), (b) and (c)
PARTICIPATION            below:
REQUIREMENTS
(Entry Date)             (a) Entry Date (Check (i) or (ii) and (iii) if applicable):

                           [ ] (i)     Semiannual Entry: Each eligible Employee who complies with the requirements set forth in the Plan and Trust shall
                                       become a Participant on whichever of the following dates
                                       first occurs after the Employee meets the Age and Service
                                       Requirements specified in (b) and (c) below, if he is then employed:

                                       (aa) The following Plan Anniversary; or

                                       (bb) The date six months following the Effective Date or
                                            thereafter the date six months following each Plan
                                            Anniversary.

                           [x] (ii)    Monthly Entry: Each eligible Employee who complies with the requirements set forth in the Plan and Trust shall become a
                                       Participant on the first day of the month coincident with or next following the date the Employee meets the Age and
                                       Service requirements specified in (b) and (c) below, if he is then employed.

                           [ ] (iii)   An eligible employee who is employed on the Effective Date, and who complies with the requirements set forth in the Plan and Trust, shall become a Participant on the Effective Date without regard to any Plan Age and Service Requirements
                                       specified in (b) or (c) below.
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                         (b) Service Requirement:

                           [ ] (i)       No Service requirement.

                           [X] (ii)      The Employee has completed 1 year of Service (not more
                                         than 1).

                         NOTE: If the Year(s) of Service elected is or includes a fractional year, an Employee shall not be required to complete any
                               specified number of Hours of Service to receive credit for such fractional year.

                         (c) Age Requirement

                           [X] (i)     No Age requirement.

                           [ ] (ii)    The Employee has attained Age___________ (not more than 21).

                         Notwithstanding (a)(i) and (a)(ii) above, an eligible Employee who satisfies the Plan Age and Service requirements on the Effective Date and who complies with the requirements set forth in the Plan and Trust will become a Participant on such date if he is then employed.

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Section 3.02(3)          In determining when an Employee is eligible to participate, the
PARTICIPATION            following periods of Service shall be disregarded (Check (a) or (b),
REQUIREMENTS             if applicable):
(Service Exclusions)

                           [ ] (a)     In the case of a Participant who does not have any
                                       nonforfeitable right to an Accrued Benefit derived from
    N/A                                Employer contributions, Years of Service before a period of consecutive One Year Breaks in Service will not be taken
                                       into account in computing eligibility service if the number of consecutive One Year Breaks in Service in such period
                                       equals or exceeds the greater of five or the aggregate
                                       number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior Breaks in
                                       Service.

                           [ ] (b)     If an Employee had a One Year Break in Service before he had become a Participant, Service before the Break shall not be counted (applicable only if the Plan provides full and
                                       immediate vesting, i.e., when Section 13.01 (1)(a) of the
                                       adoption Agreement is checked).
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 Section 4.01        (1)  401(a) Employer Contributions (Check or complete (a), (b) or (c)
   4.01(a)                and, if applicable, (d), (e) and (f) below):
  EMPLOYER
CONTRIBUTIONS,         [X] (a) The Employer does not intend to make 401(a) Employer
    401(k)                     Contributions.
  EMPLOYER
CONTRIBUTIONS,         [ ] (b) For each Plan Year the Board of Directors or other
  EMPLOYER                     governing authority of the Employer shall determine the
  401(a) and                   amount of 401(a) Employer Contributions.
    401(k)
   EMPLOYER            [ ] (c) For each Plan Year the Board of Directors or other
    MATCH                      governing authority of the Employer shall determine the
CONTRIBUTIONS                  amount of 401(a) Employer Contributions. However, if no
                               resolve is made, the amount contributed shall be
                               ____________% of each Participant's Plan Compensation for
                               such Plan Year.

                      *[ ] (d) In order to share in 401(a) Employer Contributions for a
                               Plan Year, a Participant must complete _________ (0 - 1,000)
                               Hours of Service during such Plan Year.

                      *[ ] (e) A Participant whose employment is terminated before the end of a Plan Year but after he has completed the Hours of
                               Service specified in (d) above (Check (i) or (ii) below):

                           [ ] (i)  shall share in 401(a) Employer Contributions for such
                                    Plan Year.

                           [ ] (ii) shall not share in 401(a) Employer Contributions for such Plan Year unless termination is due to (check
                                    whichever of the following is applicable below):

                               [ ]  (aa) no exceptions [ ] (bb) death

                               [ ]  (cc) disability    [ ] (dd) attainment of Normal
                                                                Retirement Age

                       [ ] (f) Profits [ ] are [ ] are not required for 401(a) Employer
                               Contributions.
                     -------------------------------------------------------------------------

                     (2)  401(k) Employer Contributions (Check or complete (a), (b) or (c)
                          and, if applicable, (d), (e) and (f) below):

                       [X] (a) The Employer does not intend to make 401(k) Employer
                               Contributions.

                       [ ] (b) For each Plan Year the Board of Directors or other governing authority of the Employer shall determine the amount of 401(k)
                               Employer Contributions.
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                       [ ] (c) For each Plan Year the Board of Directors or other governing authority of the Employer shall determine the
                               amount of 401(k) Employer Contributions. However, if no
                               resolve is made, the amount contributed shall be__________%
                               of each Participant's Plan Compensation for such Plan Year.

                      *[ ] (d) In order to share in 401(k) Employer Contributions for a
                               Plan Year, a Participant must complete____________(0-1,000)
                               Hours of Service during such Plan Year.

                      *[ ] (e) A Participant whose employment is terminated before the end of a Plan Year but after he has completed the Hours of
                               Service specified in (d) above (Check (i) or (ii) below):

                           [ ] (i)   shall share in 401(k) Employer Contributions for such
                                     Plan Year.

                           [ ] (ii)  shall not share in 401(k) Employer Contributions for such Plan Year unless termination is due to (check
                                     whichever of the following is applicable below):

                               [ ] (aa) no exceptions [ ] (bb) death

                               [ ] (cc) disability    [ ] (dd) attainment of Normal
                                                               Retirement Age

                       [ ] (f) Profits [ ] are [ ] are not required for 401(k) Employer
                               Contributions.
                     -------------------------------------------------------------------------
                     (3)  Employer Match Contributions (Check or complete (a), (b) or (c), and, if applicable, (d), (e), (f), (g) below):

                       [ ] (a) The Employer does not intend to make Employer Match
                               Contributions.

                       [ ] (b) For each Plan Year the Board of Directors or other governing authority of the Employer shall determine a percentage(s) to contribute of each eligible Participant's Salary Savings
                               Contributions.

                       [X] (c) For each Plan Year the Board of Directors or other governing authority of the Employer shall determine a percentage(s) to contribute of each eligible Participant's Salary Savings
                               Contributions; however, if no resolve is made, the amount
                               contributed shall be 25% of each eligible Participant's
                               Salary Savings Contributions. No match shall be provided for
                               Salary Savings Contributions made in excess of 1% of
                               Compensation. (Complete last sentence if applicable.)**

                      *[X] (d) In order to share in Employer Match Contributions for a Plan
                               Year, a Participant must complete 0 (0-1,000) Hours of
                               Service during such Plan Year.

**This amount will be contributed on a monthly basis. In addition to this monthly contribution, for each Plan Year the Board of Directors or other governing authority of the Employer shall determine a percentage to contribute at the end of each Plan Year of each eligible Participant's Salary Savings Contributions.

                                      - 7 -

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                      *[x] (e) A Participant whose employment is terminated before the end of a Plan Year but after he has completed the Hours of
                               Service specified in (d) above (Check (i) or (ii) below):

                           [x] (i)  shall share in 401(k) Employer Match Contributions for such Plan Year.

                           [x] (ii) shall not share in 401(a) Employer Match Contributions for such Plan Year unless termination is due to (check
                                    whichever of the following is applicable below):

                               [x]  (aa) no exceptions   [ ] (bb) death

                               [ ]  (cc) disability      [ ] (dd) attainment of Normal
                                                                  Retirement Age

                       [x] (f) Profits  [x] are  [ ] are not required for Employer Match
                               Contributions.

                       [x] (g) Employer Match Contributions shall be allocated to a
                               Participant's account (check (i) or (ii) below, whichever is applicable):

                           [X] (i) 401(k) Employer Match Contribution account, and thus shall be nonforfeitable when made for match contribution
                                   allocated on a monthly basis only.

                           [x] (ii) 401(a) Employer Match Contribution account, and thus shall be subject to the vesting schedule applicable to
                                    401(a) Employer contributions for match contributions
                                    allocated on an annual basis only.

                      *Note: When contributions are allocated monthly, all options (d)
                       should be filled out with "0" and options (e)(i) should be selected.

                       Note to Section 4.01: Employer Match and 401(k) Employer Contributions
                       may be reduced to comply with the Average Deferral Test.
                       (See Plan Article VIII.)

-------------------------------------------------------------------------------------------------
 Section 4.3         For each Plan Year Participants may direct the Employer to reduce their
   SALARY            Compensation in order that the Employer may make Salary Savings
   SAVINGS           Contributions, subject to the following (Complete (a), (b) and (c) below):
CONTRIBUTIONS

                       (a) Minimum Salary Savings Contribution permitted:

                           [ ]  (i)  No minimum

                           [x]  (ii) (Other, specify amount or percentage, and period)
                                     1% of compensation per pay period
                                     _________________________________________________
                                     _________________________________________________

                       (b) Maximum Salary Savings Contribution permitted (not greater than ten): 10% of Compensation per Plan Year.
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                     (c) Change in Savings Amount

                          [ ]  (i)  no limit on frequency

                          [x]  (ii) limited to: (specify) 1/1, 4/1, 7/1 and 10/1
                                    (at least once every calender year)

                     NOTE: Salary Savings Contributions are limited to 10% of Plan
                           Compensation. The Plan Administrator may further limit Salary Savings Contributions if required to comply with
                           Article VIII.

-------------------------------------------------------------------------------------------------
 Section 4.04        After-Tax Contributions (Check (a) or (b) and, if applicable, complete
  AFTER-TAX          (c) and (d):
CONTRIBUTIONS
                     [x]  (a) are permitted

                     [ ]  (b) are not permitted

                     [x]  (c) Minimum permitted (Check and complete,
                              if applicable):

                               [x]  (i) No minimum

                               [ ]  (ii)________% of annual total compensation

                               [ ]  (iii) $________ per _________ (week, month, year)

                     [x]  (d) will be maintained and accounted for in

                               [x]  (i) one After-Tax Contribution Account.

                               [ ]  (ii) two After-Tax Contribution Accounts, one for
                                         contributions made before 1987 and one for contributions
                                          made after 1986.

                     NOTE: The maximum a Participant may contribute to the Plan on a voluntary basis is specified in Plan Section 4.04.
----------------------------------------------------------------------------------------------
   Section 5.02      Allocation formula (choose (a) or (b) below):
    METHOD OF
   ALLOCATING        [ ]  (a)  Non-Integrated Allocation Formula
401(a) EMPLOYER
 CONTRIBUTIONS                 Any additional 401(a) Employer Contributions for each Plan
                               Year shall be allocated among the accounts of eligible
   N/A                         Participants in amounts determined in accordance with the
                               ratio which each eligible Participant's Plan Compensation
                               bears to the total Plan Compensation of all Participants
                               eligible to share in 401(a) Employer Contributions for such
                               Year.
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                     [ ]  (b)  Integrated Allocation Formula:

                               Any additional 401(a) Employer Contributions for each Plan
                               Year shall be allocated among the Participant's accounts in amounts determined as follows:

                               Each Participant's share will be determined in accordance
                               with the ratio that his Plan Compensation in excess of:

                                 [ ] $____________

                                 [ ] the Taxable Wage Base

                               bears to the total Plan Compensation in excess of such
                               amount of all Participants eligible to share in 401(a)
                               Employer Contributions for such Year; however, in no event may a Participant's share exceed ___________________% of his
                               Compensation in excess of such amount.

                               Any remaining 401(a) Employer Contributions will be
                               allocated to all eligible Participants in accordance with
                               the ratio which each eligible Participant's Plan
                               Compensation bears to the total Plan Compensation of all
                               Participants eligible to share in 401(a) Employer
                               Contributions for such Year.

                               The maximum percentage share of Compensation above the
                               dollar amount used is the OASDI tax rate in effect at the
                               beginning of the Plan Year. If the dollar amount used
                               exceeds the Taxable Wage Base, the maximum percentage share is produced by the following formula:

                                   (Taxable Wage Base)      X  the OASDI tax rate in effect
                                ------------------------       at the beginning of the Plan
                               (Designated Dollar Amount)      Year

                     Note: All reference to the Taxable Wage Base are to the Base in effect at the beginning of the Plan Year.

----------------------------------------------------------------------------------------------
 Section 5.03        Amounts forfeited for each Plan Year shall be applied as follows
  METHOD OF          (Check one):
ALLOCATING PLAN
 FORFEITURES     [ ] (a) Forfeitures shall be allocated per the same method as 401(a) Employer
                         Contributions are allocated for the Plan Year in which the forfeiture occurs.

                 [x] (b) Forfeitures shall be used to reduce Employer contributions for the
                         Plan Year following that in which the forfeiture occurs.
----------------------------------------------------------------------------------------------
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
Section 5.04         Any dividend paid by Insurer pursuant to the terms of any group
GROUP ANNUITY        annuity contract issued to the Trustee shall be (Check (a) or (b)
 CONTRACT            below, if applicable):
 DIVIDENDS
                 [x] (a) added to the Employer's contribution for the Plan Year during which the dividend is credited to the Contract.

                 [ ] (b) applied to reduce the Employer's contribution for the Plan
                         Year during which the dividend is credited to the Contract.

-------------------------------------------------------------------------------------------------
 Article VII         If the Employer maintains or ever maintained another qualified plan in
LIMITATION OF        which any Participant in this Plan is (or was) a participant or could
 ALLOCATIONS         possibly become a participant, this section must be completed.

(Other Defined       1. If the Participant is covered under another qualified defined
 Contribution           contribution plan maintained by the Employer, other than a Master or
   Plans)               Prototype Plan:

                     [x] (i)   The determination of the maximum permissible contribution
                               under the other defined contribution plan shall be made only after crediting a participant with his Annual Addition for a
                               Limitation Year under this defined contribution plan.

                     [ ] (ii)  The determination of the maximum permissible contribution under this defined contribution plan shall be only after
                               crediting a participant with his Annual Addition under the other defined contribution plan.

                     [ ] (iii) Specify _____________________________________________________
                               _____________________________________________________________
                               _____________________________________________________________

(Other Defined       2. If the Participant is or has ever been a participant in a defined
Benefit Plans)          benefit plan maintained by the Employer (the adopting Employer must provide language which will satisfy the 1.0 limitation of
                        Section 415(e) of the Internal Revenue Code. Such language must preclude employer discretion. See Section 1.415-1 of the Income
                        Tax Regulations for guidance).

                     [x] (i)  The determination of the maximum permissible contribution under any defined contribution plan shall be made only after crediting a participant with his earned benefit for a
Defined benefit               Limitation Year under any defined benefit plan in which he
 plan has                     is also participating.
terminated
                     [ ] (ii) Other (Specify):_____________________________________________
                              __________________________________________________________________
                              __________________________________________________________________
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
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  Section 10.02A     In-Service Withdrawals by the Participant of the amount in his Salary
   IN-SERVICE        Savings Contribution and 401(k) Employer and 401(k) Employer Match
   WITHDRAWALS       Contribution accounts, for any reason, after he attains age 59 1/2
(after age 591/2)    (Check one):

                     [x] (a) are permitted

                     [ ] (b) are not permitted

----------------------------------------------------------------------------------------------
Section 10.02B       Determinations of "financial hardship" under Plan Section 10.02 shall
  HARDSHIP           be made using the following criteria:
WITHDRAWALS **
 (Criteria)          [x] (a) Safe Harbor

                             Immediate and Heavy Financial Needs: Such a need exists when the withdrawal will be used to pay any of the following:
                             (1) deductible medical expenses incurred by the Participant,
                             Participant's spouse or any dependent of the Participant; (2)
                             down payment on the principal residence of the Participant;
                             (3) tution for the next semester or quarter of post-secondary education for the Participant, his or her spouse, children or other dependents; or (4) to prevent eviction of the
                             Participant from his or her principal residence or
                             foreclosure on the mortgage of the Participant's principal residence.

                             Amount of Above: The amount withdrawn, less any income and penalty taxes, must be less than or equal to the amount
                             identified by the Participant as needed for the above.

                             Reasonable Availability of Other Financial Resources: The
                             Participant will be ineligible and must acknowledge that he or she is ineligible to make Salary Savings Contributions or
                             After Tax Contributions under this or any other plan
                             maintained by the Employer: (1) for one year from the date of withdrawal; and (2) such that the sum of any Salary
                             Savings Contributions made (a) prior to the above suspension in the calendar year in which the suspension begins and (b)
                             after the suspension in the calendar year in which the
                             suspension ends is less than or equal to (c) the limit set forth in Code Section 402(g)(1) as applicable in the year in which the suspension ends. Further, the Participant must
                             have obtained all distributions, other than hardship
                             distributions, and all non-taxable loans available as of the above acknowledgement under all plans maintained by the
                             Employer.

                     [ ] (b) Other

                             Attach a description of the criteria for determining: (1)
                             the immediacy and weight of a Participant's financial need;
                             (2) the amount of any heavy and immediate financial need and
                             (3) the reasonable availability of other financial resources of the Participant.
----------------------------------------------------------------------------------------------

**Hardship withdrawals of profit sharing plan and defined benefit plan assets transferred or existing in this plan prior to 9/1/91 are permitted at any time for health, education or welfare.

                                     - 12 -

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Section 11.01      Participant Loans (Check One):
PARTICIPANT
   LOANS             [X] (a)  are permitted

                     [ ] (b)  are not permitted

--------------------------------------------------------------------------------------------
Section 12.02      Check and complete one of the below, and any applicable subparts:
 EARLY
RETIREMENT AGE       [X] (a)  There is no Early Retirement Age.
(if any)
                     [ ] (b)  The Early Retirement Age of a Participant shall be the first day of any month selected by the Participant
                              coincident with or next following the date he satisfies
                              the following requirements (Check and complete the
                              applicable requirements set forth below);

                              [ ] Termination of employment within _________ years of Normal
                                  Retirement Age

                              [ ] Attainment of Age ____________

                              [ ] Completion of ___________ Years of Service

                              [ ] Completion of ___________ Years of Plan Participation

--------------------------------------------------------------------------------------------

Section 13.01(1)   A Participant's 401(a) Employer and 401(a) Employer Match
 VESTING           Contributions, if any, shall be vested to the extent designated
SCHEDULES          below:

                     [X] (a)  100% at all times for all assets transferred from prior defined benefit plan and profit sharing plan.

                     [X] (b)  100% after 5 (1 to 10) Years of Service for all 401(a)
                              Employer Match Contributions received after 9/1/91.

                     [ ] (c)  A percentage determined in accordance with the following schedule (5-15 vesting):

                                                                   Nonforfeitable
                                    Years of Service                 Percentage
                                    ----------------               --------------
                                    Less than 5                          0%
                                              5                         25
                                              6                         30
                                              7                         35
                                              8                         40
                                              9                         45
                                             10                         50
                                             11                         60
                                             12                         70
                                             13                         80
                                             14                         90
                                             15 or more                100

                   [ ] (d)  A percentage which is the greater of (i) or (ii) below (Rule of 45):

                            (i)  A Participant with at least 5 Years of Service whose
                                 Age and Years of Service at least equal 45 shall be
                                 vested in accordance with the following schedule:

                                                                          then the Non
                                 If Completed Years  and sum of Age and    forfeitable
                                  of Service equal     Service equals     Percentage is
                                 ------------------  ------------------   -------------

                                     5                  45 or 46               50%
                                     6                  47 or 48               60
                                     7                  49 or 50               70
                                     8                  51 or 52               80
                                     9                  53 or 54               90
                                    10 or more          55 or more            100

                            (ii) After completion of 10 Years of Service, all
                                 Participants shall be 50% vested, plus 10% for each of
                                 the next 5 Years of Service.

                   [ ] (e)  A percentage determined in accordance with the following schedule (4-40 vesting):

                                                                Nonforfeitable
                                    Years of Service              Percentage
                                    ----------------            --------------

                                    Less than 4                        0%
                                              4                       40
                                              5                       45
                                              6                       50
                                              7                       60
                                              8                       70
                                              9                       80
                                             10                       90
                                             11 or more              100

                   [ ] (f)  other _______________________________________________________
                            ______________________________________ full vesting after
                            completion of ___________ Years of Service (not to exceed 10).

                   [ ] (g)  A percentage determined in accordance with the following schedule:

                                                                Nonforfeitable
                                    Years of Service              Percentage
                                    ----------------            --------------

                                    Less than 2                        0%
                                              2                       20
                                              3                       40
                                              4                       60
                                              5                       80
                                              6 or more              100

                   [ ] (h) A percentage determined in accordance with the following schedule:

                                                          Nonforfeitable
                            Years of Service                Percentage
                            ----------------              --------------
                            Less than 3                           0%
                                      3                          20
                                      4                          40
                                      5                          60
                                      6                          80
                                      7 or more                 100

                     NOTE: Notwithstanding the above, in any event a Participant's vesting percentage shall be 100% on the date he attains his Normal Retirement Age, or, if earlier, on the date he attains his Early Retirement
                           Age.

--------------------------------------------------------------------------------------
Section 13.01(3)     In determining a Participant's Vesting Percentage, the
    VESTING          following periods of Service shall be disregarded (Check one
(Service             or more boxes, if applicable):
 Exclusions)

                     NOTE: If all Years of Service are to be counted, no boxes should be checked.

                     [ ] *(a)  Years of Service before Age 18 (except that if
  N/A Section 13.01(1)(d) of the Adoption Agreement is checked, such Years during which the Employee was a Participant shall not be disregarded).

                     [ ] *(b) Periods during which the Plan or a predecessor plan was not maintained by the Employer.

                     [ ]  (c)  If a Participant has a One Year Break in Service,
                               Service before the Break shall not be taken into account until he has completed a Year of Service after such Break in Service.

                     [ ]  (d)  In a case of a Participant who has 5 or more
                               consecutive One Year Breaks in Service, the
                               Participant's pre-break service will count in vesting of the Employer-derived accrued benefit only if either:

                               (i)   such Participant has any nonforfeitable
                                     interest in the Accrued Benefit attributable to Employer contributions at the time of separation from service, or

                               (ii)  upon returning to service the number of
                                     consecutive One Year Breaks in Service is less than the number of Years of Service.

                     [ ]  (e)  Years of Service before January 1, 1971, unless the Employee has had at least 3 Years of Service after December 31,1970.

                     [ ]  (f)  Years of Service before the Plan Year in which Internal Revenue
                               Code Section 411 became applicable to the Plan, if such Service would have been disregarded under the rules of the plan with regard to Breaks in Service as in effect on the applicable date.
                               For this purpose, Break in Service rules are rules which result in loss of prior vesting or benefit accruals, or which deny an employee eligibility to participate, by reason of separation or failure to complete a required period of service within a
                               specified period of time.

                   NOTE: In all events Years of Service during which the Employee did not complete at least 1,000 Hours of Service shall be disregarded.

                   *Subsection (a) and (b) may not be checked if Section 13.01(1)(e) of the
                   Adoption Agreement has been elected.

---------------------------------------------------------------------------------------------------
Section 13.02(1)   A terminated Participant (or his Beneficiary) may request that the
  DISTRIBUTION     participant's deferred Normal Retirement Benefit be distributed (Check one
      OF           of the following ):
   DEFERRED
    NORMAL           [X] (a)   at any time after the date the Participant terminates employment
  RETIREMENT                   with the Employer.
   BENEFIT
                     [ ] (b)   No earlier than the earliest of the terminated Participant's death, attainment of the Participant's Normal or Early Retirement Date or
                               Normal Retirement Age.

                     [ ] (c)   If earlier than (b) above, at any time after the end of the Plan
                               Year in which the Participant terminated employment with the Employer.

                     [ ] (d)   If earlier than (b) above, at any time after the end of the _____
                               Plan Year following the plan year in which the Participant terminated employment with the Employer.

                     [ ] (e)   If earlier than (b) above, __________________________________
                               ________________________________________________________________
                               (Specify the time when or other objective criteria under which a
                               Participant may request a distribution of his deferred Normal
                               Retirement Benefit.)

                   NOTE:       Employers may not eliminate or restrict the availability of distribution options except in accordance with Code Sections 401(a)(4)
                               and 411(d)(6) and Rules and Regulations promulgated thereunder.

Section 17.01        (a)  Without limiting the Trustee's powers in any other respect,
 INVESTMENT               contributions made by or on behalf of each Participant shall be
  IN LIFE                 invested in life insurance Policies as follows (Check and complete one
 INSURANCE                of the following):
 POLICIES
                            [ ] (i)  Subject to any restrictions specified in (b) below, the percentage of plan contributions allocated to the purchase of life insurance Policies shall be as elected by each Participant.

                            [X] (ii) No life insurance Policies shall be purchased by the Trustee.

                     (b)  If item (a)(i) above is checked, the purchase of life insurance policies shall be subject to the following restrictions (Check and complete the following, if applicable):

                       [ ](i)   All Policies will have a common issue date (the plan
                                Anniversary) i.e., no Policies will be issued by the Insurer on other than the Plan Anniversary.

                       [ ](ii)  The amount of life insurance issued on the life of any
                                Participant shall not exceed $____________.

                     NOTE:  Any purchase of life insurance Policies shall be subject to the rules and restrictions specified in Section 2.38 and in Article XVII of the
                            Plan.

                     NOTE:  In no event may Tax Deductible Voluntary Contributions be used to purchase life insurance - See Section 17.01(1) of the Plan.

                            EXECUTION AND ACCEPTANCE
                                       BY
                             EMPLOYER AND TRUSTEE(S)

     STATE MUTUAL OF AMERICA GROUP PROTOTYPE 401(k) PROFIT SHARING PLAN NO.3

                             AS USED IN PUERTO RICO

The Employer hereby agrees that the Insurer is not responsible for the qualification of the Plan or Trust, assumes full responsibility therefor, hereby accepts the provisions of State Mutual of America Group Prototype 401(k) Profit Sharing Plan No. 3, agrees to be bound by the provisions thereof, and adopts such Profit Sharing Plan by causing its name to be signed hereto by its duly authorized officer, all as of this 9th day of December, 1991.

In order to obtain reliance with respect to the qualification of Plan provisions, the Employer must apply to the Puerto Rico Department of Revenue for a determination letter.

Employer First Federal Savings Bank             Employer _______________________

      By Aida M. Garcia - Vice President              By _______________________
         -------------------------------
      Title: Human Resources Director                 Title:

================================================================================

The undersigned Trustee(s), hereby accepts the provisions of State Mutual of America Group Prototype 401(k) Profit Sharing Plan No. 3 and the trusts provided for therein, and hereby declares, and agrees with the aforesaid Employer to receive, hold, invest, expend and distribute all funds deposited with, contributed to, earned or otherwise received by, the Trustee(s), all in accordance with the terms and provisions of said Plan and Trust.

          Laura Villarino Tur                    Date December 9,1991
-----------------------------------------------

Name  Laura Villarino Tur

Title (if any) Senior Vice President (Trustee)

           Jorge Rodriguez                       Date December 9, 1991
-----------------------------------------------

Name Jorge Rodriguez

Title (if any) Senior Vice President (Trustee)

           Francisco Cortes                      Date December 9, 1991
-----------------------------------------------

Name Francisco Cortes

Title (if any) Senior Vice President (Trustee)

                             State Mutual of America
                Group Prototype 401(k) Profit Sharing Plan No. 3
                           Puerto Rico Amendment No. 1

The Group Prototype 401(k) Profit Sharing Plan No. 3 is hereby amended as follows:

1. Section 2.21: "Highly Compensated Employee" means, for any Plan Year, any Employee who receives compensation higher than that received by two-thirds of the eligible employees during that Plan Year.

2. Section 2.27 is replaced by the following: "Non-Highly Compensated Employee" means any Employee who is not a Highly Compensated Employee.

3.       Section 2.25, 2.28, 2.43, 2.46, 2.47, and 4.02, Article VI, Article IX,
         and the third paragraphs of Section 7.14 and 7.15 are deleted.

4.       Article VIII is replaced by the following:

                                  ATTACHMENT A

                                  ARTICLE VIII

              REFUND OR REALLOCATION OF EXCESS 401(k) CONTRIBUTIONS

8.01 SPECIFIC DEFINITIONS - For purposes of this Article, the following definitions shall be used:

 (a) "Actual Deferral Percentage" means the ratio (expressed as a percentage) of Salary Savings Contributions, made on behalf of an Eligible Participant to that Participant's compensation for the Plan Year. The Plan Administrator may include 401(k) Employer Contributions and 401(k) Employer Match Contributions made for the Participant in the above described numerator, if such inclusion is made on a uniform nondiscriminatory basis for all Participants.

         Additionally, if one or more other plans allowing contributions under Puerto Rico Income Tax Code Section 165(3) are considered with this Plan as one for purposes of Puerto Rico Income Tax Code Section 165(a)(3) or (4), the Actual Deferral Percentages for all Eligible Participants under all such plans shall be determined as if this Plan and all such other plans were one. If any Highly Compensated Employee is also an Eligible Participant in one or more other Plans allowing contributions under Code Section 165(e), the Actual Deferral Percentage for that Employee shall be determined as if this Plan and all such other plans were one.

 (b) "Average Actual Deferral Percentage" means the average (expressed as a percentage) of the Actual Deferral Percentages of a group.

 (c) "Eligible Participant' means a Participant eligible to have Salary Savings Contributions made on his behalf.

         (d) "Excess 401(k) Contributions" means the excess of: (i) the numerator of the Actual Deferral Percentage of a Highly Compensated Employee over (ii) the maximum numerator permitted under Plan Section 8.02, determined by reducing the numerators of Highly Compensated Employees in order of their Actual Deferral Percentages beginning with the highest of such percentages.

         (e) "Excess Deferrals" means: (1) the excess of Salary Reduction Contributions for any Participant over $7,000 (or such amount as the Secretary of the Treasury may designate); (2) any amount identified in Plan Section 8.07; and (3) any amount over 10% of the Participant's Compensation.

8.02 AVERAGE ACTUAL DEFERRAL PERCENTAGE TEST - The Average Actual Deferral percentage for Highly Compensated Employees for each Plan Year and the Average Actual Deferral Percentage for Non-Highly compensated Employees for the same Plan Year must satisfy one of the following tests:

         (a) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

         (b) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed The Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

8.03 REFUND OF EXCESS 401(k) CONTRIBUTIONS - Notwithstanding any other provision of this Plan, except Section 8.05 herein, Excess 401(k) Contributions and income allocable thereto shall be distributed to the affected Participant, or, at the Participant's election, and in accordance with regulations, recharacterized as Voluntary After Tax Contributions. The Plan Administrator shall make every effort to refund or recharacterize Excess 401(k) Contributions within 2 1/2 months of the end of the affected Plan Year.

8.04 ACCOUNTING FOR EXCESS 401(k) CONTRIBUTIONS - Amounts distributed and reallocated under this Article shall be treated as being made from Salary Savings Contributions, 401(k) Employer Contributions and 401(k) Employer Match Contributions as determined by the Plan Administrator on a uniform nondiscriminatory basis.

8.05 SPECIAL 401(k) EMPLOYER CONTRIBUTIONS - Notwithstanding any other provisions of this Plan, except Section 8.09, in lieu of reallocating or distributing Excess 401(k) Contributions as provided in Section 8.03, the employer may make 401(k) Employer Contributions and or 401(k) Employer Match Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either of the Average Actual Deferral Percentage Tests; any such 401(k) Employer Contributions must be allocated among the Non-Highly Compensated Employees in proportion to Compensation.

8.06 MAXIMUM SALARY SAVINGS CONTRIBUTIONS - No employee shall be permitted to have Salary Savings Contributions made under this Plan during any calendar year in excess of the lesser of $7,000 (or such other amount as the Secretary of the Treasury may designate) or 10% of their compensation. The foregoing limit will not apply to Salary Savings Contributions attributable to services performed in 1986 and described on Sections 1105(c)(4) or (5) of the Tax Reform Act of 1986.

8.07     PARTICIPANT CLAIMS - Participants under other plans described in Code
         Section 165(e) may submit a claim to the Plan Administrator specifying the amount of their Excess Deferral. Such claim shall: (1) be in writing; (2) be submitted no later than March 1 of the year after the Excess Deferral was made; and (3) state that such amount, when added to amounts deferred under other plans described in Code Section 165(e), exceeds $7,000 (or such other amount as the Secretary of the Treasury may designate).

8.08 DISTRIBUTION OF EXCESS DEFERRALS - The plan Administrator shall make every effort to see that Excess Deferrals and income allocable thereto shall be distributed to the affected Participant no later than the April 15 following the calendar year in which such Excess Deferrals were made.

8.09 OPERATION IN ACCORDANCE WITH REGULATIONS - The determination and treatment of Actual Deferral Percentages and Excess 401(k) Contributions, and the operation of the Average Actual Deferral Percentage Test shall be in accordance with such additional requirements as may be prescribed by the Secretary of the Treasury.

GROUP PROTOTYPE

401(k) PROFIT SHARING

PLAN

Prototype Plan No. 3

FORM 07244

                                TABLE OF CONTENTS
                             STATE MUTUAL OF AMERICA
                GROUP PROTOTYPE 401(k) PROFIT SHARING PLAN NO. 3

  ARTICLE                                      TITLE
  -------                                      -----
    I        NAME, PURPOSE AND EFFECTIVE DATE OF PLAN .....................................   1

   II        DEFINITIONS ..................................................................   1

  III        PARTICIPATION REQUIREMENTS ...................................................  12

   IV        EMPLOYER AND PARTICIPANT CONTRIBUTIONS .......................................  16

    V        PARTICIPANT ACCOUNTS, ALLOCATION OF CONTRIBUTIONS
               AND VALUATION OF ASSETS ....................................................  19

   VI        PROVISIONS APPLICABLE TO TOP HEAVY PLANS .....................................  21

  VII        415 LIMITATIONS ON ALLOCATION ................................................  25

 VIII        REFUND OR REALLOCATION OF EXCESS 401(k) CONTRIBUTIONS ........................  30

   IX        REFUND OR FORFEITURE OF EXCESS 401(m) CONTRIBUTIONS ..........................  33

    X        IN-SERVICE WITHDRAWALS .......................................................  35

   XI        PARTICIPANT LOANS ............................................................  36

  XII        RETIREMENT AND DEATH BENEFITS ................................................  38

 XIII        BENEFITS UPON TERMINATION OF EMPLOYMENT ......................................  48

  XIV        PLAN FIDUCIARY RESPONSIBILITIES ..............................................  51

   XV        TRUSTEE AND TRUST FUND INVESTMENTS ...........................................  55

  XVI        THE INSURER ..................................................................  59

 XVII        LIFE INSURANCE POLICIES ......................................................  59

XVIII        TRANSFER OF ASSETS, ROLLOVER CONTRIBUTIONS ...................................  61

  XIX        CLAIMS PROCEDURE .............................................................  62

   XX        AMENDMENT AND TERMINATION ....................................................  63

  XXI        MISCELLANEOUS ................................................................  66

FORM 7244 (IRS-88)

                            STATE MUTUAL OF AMERICA
                GROUP PROTOTYPE 401(k) PROFIT SHARING PLAN NO. 3

State Mutual Life Assurance Company of America is the sponsor of this Prototype 401(k) Profit Sharing Plan, which an Employer may adopt by executing a Plan Adoption Agreement. The three Adoption Agreements available have been designated Plan Nos. 001 (Non-Standardized), 002 (Standardized) and 003 (Simplified Standardized) by the internal Revenue Service. The Trustee who is to act as Trustee hereunder shall indicate acceptance of the provisions of this plan and Trust upon the page and in the manner provided for that purpose, whereupon this instrument shall be a valid and binding Plan and Trust in accordance with its terms and provisions.

                                   ARTICLE I

                    NAME, PURPOSE AND EFFECTIVE DATE OF PLAN

1.01 This Plan shall be known as State Mutual of America Group Prototype 401(k) Profit Sharing Plan No. 3. This Plan is State Mutual Basic Plan Document No. 05.

1.02 This Plan and Trust has been established for the exclusive benefit of the eligible Employees of each Employer and their Beneficiaries, and as far as possible shall be interpreted and administered in a manner consistent with this intent and consistent with the requirements of Code Section 401. If the Employer's plan fails to attain or retain qualification under Code Section 401, such plan shall no longer participate under this Prototype Plan and will be considered an individually designed plan.

1.03 Subject to Article VII and to Section 20.05, under no circumstances shall any property of the Trust, or any contributions made by the Employer under its Plan or Trust, be used for, or diverted to, purposes other than for the exclusive benefit of the Employees of such Employer, or their Beneficiaries.

1.04 The Effective Date of this Plan and Trust shall be the date specified as such in Item 6 of the Adoption Agreement.

                                   ARTICLE II

                                  DEFINITIONS

As used in this Agreement, the following words and phrases shall have the meanings set forth herein unless a different meaning is clearly required by the context.

2.01 "Accrued Benefit" means the sum of the balances of the separate accounts maintained on a Participant's behalf pursuant to Section 5.01.

2.02 "Administrator" means the person or persons designated by the Employer in Item 10 of the Adoption Agreement to administer the Plan on behalf of the Employer.

2.03 "Adoption Agreement" means the separate agreement executed by each Employer adopting the Plan, in which the Employer's selection of options under the Plan are indicated.

2.04 "After-Tax Contribution" means a contribution made to the Trust pursuant to Section 4.04 of the Plan and Adoption Agreement.

2.05     "Age" means the age of a person at his last birthday.

2.06 "Beneficiary" means the person, trust, organization or estate designated to receive Plan benefits payable on or after the death of a Participant.

2.07 "Code" means the Internal Revenue Code of 1986 as amended and any future Internal Revenue Code or similar Internal Revenue laws.

2.08     "Compensation" means:

         (i) for purposes of applying the limitations of Article VII, the compensation includible in gross income for the Limitation Year ending with or within the Plan Year.

         (ii) for purposes of Section 4.02 (minimum Employer Contributions for Top Heavy Plans) and Section 2.25 (Definition of "Key Employee"), the compensation includible in gross income for the Plan Year.

         (iii) for all other purposes, except as noted below, the compensation includible in gross income for the Plan Year, and salary reduction Contributions contributed in the Participant's behalf for the Plan Year under Code Sections 401(k), 408(k), 403(b) and 125.

                  If an incorporated Employer adopts a Non Standardized Plan and the allocation formula is not integrated with Social Security, the Employer may specify that certain items of compensation may be excluded for purposes of allocating 401(a) Employer Contributions.

                  Additionally, if the Employer is incorporated, for the first year of Plan participation, compensation paid before the date the Employee becomes a Participant shall be excluded for purposes of making all contributions and for purposes of Articles VIII and IX if the Employer so specifies in Adoption Agreement Section 2.08.

         Compensation of any Self-Employed Individual for any year shall mean his Earned Income for such year.

         Notwithstanding the above definitions, for any Top Heavy Plan Year and for Plan Years beginning after 1988, Compensation in excess of $200,000 (or such other amount as the Secretary of the Treasury may designate) shall be disregarded.

2.09 "Control Group" means a group of corporations which are members of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code) and all trades or businesses (whether or not incorporated) which are under common control (as defined in Code
         Section 414(c)).

         The term "Control Group" shall also include all members of an affiliated service group (as defined in Code Section 414(m)).

2.10 "Earned Income" means net earnings from self-employment for services actually rendered to the trade or business for which this Plan is established, in which trade or business personal services of an Owner-Employee or a Self-Employed Individual are a material income-producing factor. Earned Income of such trade or business shall also include gains (other than gains from the sale of a capital asset, as defined in the Code) and net earnings derived from the sale or other disposition of, the transfer of any interest in, or the licensing of the use of, property (other than good will) by an individual whose personal efforts created such property. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings shall be reduced by contributions by the Employer to a qualified retirement plan to the extent deductible under Code Section 404. For Plan Years beginning after 1988, net earnings shall be reduced by amounts deductible under Code Section 164(f).

2.11 "Employee" means any Self-Employed Individual and any common-law employee who is employed by the Employer.

         In addition, any leased employee shall be treated as an Employee of the recipient Employer; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. The preceding sentence shall not apply to any leased employee if no more than 20% of the Non-Highly Compensated Employees of the Employer are leased employees, and if such employee is covered by a money purchase pension plan providing:

         (a) a nonintegrated employer contribution rate of at least 10 percent of compensation,

         (b)      immediate participation, and

         (c)      full and immediate vesting.

         For purposes of this section, the term "leased employee" means any person who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient Employer.

2.12 "Employer" means the entity specified in Item 1 of the Adoption Agreement, any Participating Employer who completed and executed the Adoption Agreement, any successor employer which shall maintain this Plan and any Predecessor Employer which has maintained this Plan. Participating Employers shall be listed in Item 4 of the Adoption Agreement. Predecessor Employers shall be listed in Item 16 of the Adoption Agreement.

         Except as provided in Section 7.16, for purposes of Code Sections 401, 408(k), 410, 411 and 415, all employees of the members of a control Group shall be treated as employed by a single employer.

2.13 "Family member" means, with respect to any Employee, such Employee's spouse and lineal ascendants and descendants, and the spouses of lineal ascendants and descendants.

2.14 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and the Plan Administrator.

2.15 "Five Percent Owner" means, in the case of a corporation, any person who owns (or is considered as owning within the meaning of Code Section
         318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer. In the case of an Employer that is not a corporation, "Five Percent Owner" means any person who owns or under applicable regulations is considered as owning more than five percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers.

2.16 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

2.17 "401(a) Employer Contribution" means a 401(a) Plan contribution made by the Employer to the Trust pursuant to Plan Section 4.01 and Adoption Agreement Section 4.01(1).

2.18 "401(a) Employer Match Contribution" means a match contribution made to the Trust pursuant to Plan Section 4.01 and Adoption Agreement Section 4.01(3) and subject to the vesting schedule applicable to 401(a) Employer Contributions pursuant to Adoption Agreement Section 4.01(3)(f)(ii) of Plan 001 or Plan 002 ( the Non Standardized and Standardized Plans) or when made pursuant to Adoption Agreement Section 4.01(3)(c)(ii) of Plan 003 (the Simplified Standardized Plan).

2.19 "401(k) Employer Contribution" means a 401(k) Plan contribution made by the Employer to the Trust pursuant to Section 4.01 of the Plan and
         Section 4.01(2) of the Adoption Agreement.

2.20 "401(k) Employer Match Contribution" means a match contribution made to the Trust pursuant to Plan Section 4.01 and Adoption Agreement Section 4.01(3), and nonforfeitable when made pursuant to Adoption Agreement
         Section 4.01(3)(f)(i) of Plan 001 or Plan 002 (the Non Standardized and Standardized Plans) or when made pursuant to Adoption Agreement Section 4.01(3)(c)(i) of Plan 003 (the Simplified Standardized Plan).

2.21 "Highly Compensated Employee" means any Employee who, at any time during the current or preceding Plan Year:

         (a)      is a 5% owner;

         (b) received annual compensation in excess of $75,000 (or such other amount as the Secretary of the Treasury may designate);

         (c) received annual compensation in excess of $50,000 (or such other amount as the Secretary of the Treasury may designate) and who is in the group consisting of the top twenty percent of Employees when ranked on the basis of compensation for such year. In determining the number of Employees in the top twenty percent, those Employees described in Code Section 414(q)(8) shall be excluded;

         (d)      is an officer described in Plan Section 2.25(a); or

         (e)      is a former Employee described in Code Section 414(q)(9).

         Notwithstanding the foregoing, any Employee described in (b), (c) or
         (d) above for the current but not the previous Plan Year shall not be considered a Highly Compensated Employee unless such Employee is one of the one hundred most highly compensated Employees for the current Plan Year.

2.22     "Hour of Service" means:

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed;

         (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                  In addition to the foregoing rules, hours of service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Internal Revenue
                  Code), a controlled group of corporations (under Section 414(b) of the Internal Revenue Code), or a group of trades or businesses under common control (under Section 414(c) of the Internal Revenue Code), of which the adopting Employer is a member.

                  Hours of Service will also be credited for any individual considered an Employee for purposes of the Plan under Section 414(n) of the Internal Revenue Code.

                  Solely for purposes of determining whether a One Year Break in Service, as defined in Section 2.30, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such Hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth of placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

                  Hours of Service shall be determined on the basis of the method selected in Adoption Agreement Section 2.22.

2.23 "Insurer" means State Mutual Life Assurance Company of America or any affiliate thereof, all employees and agents thereof, and with the consent of State Mutual, any other legal reserve life insurance or annuity company.

2.24 "Investment Manager" means any person, firm or corporation who is a registered investment adviser under the Investment Advisers Act of 1940 or a bank, and (a) who has the power to manage, acquire, or dispose of Plan assets, and (b) who acknowledges in writing his fiduciary responsibility to the Plan.

         In no event may the Insurer be an Investment Manager for the Plan.

2.25. "Key Employee" means any Employee or former Employee (and the beneficiaries of any such Employee) who, at any time during the Plan Year or any of the preceding four Plan Years, is:

         (a) an officer of the Employer (as that term is defined within the meaning of the regulations under Code Section 416) having an annual Compensation (as defined for purposes of Article VII) for the Plan Year which exceeds 150% of the dollar limitation under Code Section 415(c)(1)(A) in effect for the calendar year in which such Plan Year ends. If there are 500 or more Employees, in no event will more than 50 Employees be considered Key Employees by reason of being officers. If there are fewer than 500 Employees, in no event will more than the greater of 3 Employees or 10% of all Employees be considered Key Employees by reason of being officers.

         (b) one of the ten Employees owning (or considered as owning within the meaning of Code Section 318) both more than a 1/2 percent ownership interest in value and the largest percentage ownership interests in value of any employers required to be aggregated under Code Sections 414(b), (c) and (m). Only those Employees whose Compensation (as defined for purposes of Article VII) for the Plan Year exceeds the dollar limitation under Code Section 415(c)(1)(A) in effect for the calendar year in which such Plan Year ends shall be considered an owner under this Subsection (b). For purposes of this Subsection (b) if more than one Employee owns the same interest in the Employer, the Employee having the highest annual compensation (as defined for purposes of Article VII) shall be treated as owning a larger interest.

         (c)      a "five percent owner" of the Employer.

         (d) a "one percent owner" of the Employer having an annual Compensation (as defined for purposes of Article VII) for the Plan Year from the Employer of more than $150,000. In the case of a corporation, "one percent owner" means any person who owns (or is considered as owning within the meaning of Code
                  Section 318) more than one percent of the outstanding stock of the Employer or stock possessing more than one percent of the total combined voting power of all stock of the Employer. In the case of an Employer that is not a corporation, "one percent owner" means any person who owns (or under applicable regulations is considered as owning) more than one percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers. However, in determining whether an individual has Compensation of more than $150,000, Compensation from each employer required to be aggregated under Sections 414(b), (c) and (m) of the Internal Revenue Code shall be taken into account.

2.26 "Limitation Year" means a calendar year or any other twelve consecutive month period elected by the Employer. The Limitation Year shall be specified by the Employer in Section 2.26 of the Adoption Agreement. All qualified plans of the Employer must use the same Limitation Year. If the Limitation Year is amended to a different twelve consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

2.27     "Non-Highly Compensated Employee" means any employee who is neither:
         (a) a Highly Compensated Employee nor (b) a Family Member of either:
         (1) a Five Percent Owner or (2) a Highly Compensated Employee who is also one of the ten most highly compensated Employees for the current Plan Year.

2.28     "Non-Key Employee" means any Employee who is not a Key Employee.

2.29     "Normal Retirement Age" means the age specified in Adoption Agreement
         Section 2.29 at which time a Participant shall become eligible to receive his normal retirement benefit. A Participant shall become fully vested in his Accrued Benefit upon attaining his Normal Retirement Age. In the event a mandatory retirement age is enforced by the Employer Which is less than the Normal Retirement Age specified in the Adoption Agreement, such mandatory age shall be deemed to be the Normal Retirement Age.

2.30     (a)      "One Year Break in Service" means, except for purposes of
                  determining plan entry under Article III (Participation
                  Requirements), any Plan Year or any corresponding twelve consecutive month period for periods Prior to the commencement of the first twelve-month Plan Year during which the Employee has not completed more than 500 Hours of Service.

         (b) For purposes of determining plan entry under Article III, "One Year Break in Service" means a twelve consecutive month period, computed with reference to the date the Employee's employment commenced, during which the Employee does not complete more than 500 Hours of Service.

         Notwithstanding the above, an authorized leave of absence shall not cause a One Year, Break in Service. An "authorized leave of absence" means a temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, due to illness, military service, or other reason.

2.31 "Owner-Employee" means with respect to an unincorporated business, a sole proprietor who owns the entire interest in the Employer or a partner who owns more than 10% of either the capital interest or the profits interest in the Employer.

2.32 "Participant" means any eligible Employee who participates in the Plan as provided in Article III and has not for any reason become ineligible to participate further in the Plan.

2.33 "Plan" means the Prototype 401(k) Profit Sharing Plan as herein set forth, together with the Adoption Agreement.

2.34     "Plan Anniversary" means the first day of any Plan Year.

2.35 "Plan Year" means the twelve consecutive month period which corresponds to the fiscal Year of the Employer, except that the first Plan Year shall be the period commencing on the Plan Effective Date and ending on the day preceding the First Plan Anniversary. The First Plan Anniversary shall be the date so specified in Item 18 of the Adoption Agreement.

2.36 "Policy" means any form of individual life insurance contract, including any supplementary agreements or riders in connection therewith, issued by the Insurer on the life of a Participant. Any life insurance death benefits referred to in the following paragraph of this
         Section 2.36 pertain to amounts purchased with other than Voluntary After-Tax Contributions. A Policy may include a provision for waiver of premium or waiver of premiums and monthly income during disability.

         (a) If ordinary life insurance contracts are purchased for a Participant, the aggregate life insurance premium for a Participant shall be less than 50% of the aggregate Employer contributions made on behalf of such Participant Plus allocations of any forfeitures credited to the account of such Participant. For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both non-decreasing death benefits and non-increasing premiums.

         (b) If term insurance or universal life policies are used, the aggregate life insurance premium for a Participant shall not exceed 25% of the aggregate Employer contributions made on behalf of such Participant plus allocation of any forfeitures credited to the account of such Participant.

         (c) If a combination of ordinary life insurance and other life insurance policies is used, the aggregate premium for the ordinary life insurance plus twice the aggregate premium for the other life insurance shall be less than 50% of the aggregate Employer contributions made by the Employer on behalf of the Participant plus allocations of any forfeitures credited to the account of such Participant.

         The limitation on aggregate life insurance premium payments stated in this Section 2.36 shall not apply to any funds, from whatever source, which have accumulated in the Participant's Account for a period of two
         (2) or more years, and are applied toward the purchase of such life insurance. Provided, however, that in no event may Tax Deductible voluntary Contributions be invested in Policies of life insurance.

         Subject to Section 12.08, at the election of the Participant, the Policies on a Participant's life will be converted to cash or an annuity or distributed to the Participant upon commencement of benefits.

2.37 "Profits" means, for any taxable year of the Employer, the net income or profits of the Employer for such year without any deduction for taxes, based upon its income or contributions to the Trust, and the accumulated net earnings or profits of the Employer, as the Employer shall determine upon the basis of its books of account in accordance with its regular accounting practices.

2.38 "Qualified Joint and Survivor Annuity" means an annuity for the life of the Participant, with a survivor annuity for the life of his spouse, if any, in a amount equal to 50% of the amount of the annuity payable during the joint lives of the Participant and his spouse, and which is the amount of benefit which can be purchased with the Participant's Accrued Benefit.

2.39 "Rollover Contribution" means a contribution made to the Trust pursuant to Plan Section 18.01.

2.40 "Salary Savings Contribution" means a contribution made by the Employer to the Trust pursuant to Section 4.03 of the Plan and Adoption Agreement.

2.41 "Self-Employed Individual" means a person who has Earned Income under the trade or business or partnership with the respect to which this Plan was adopted; also, an individual who would have had Earned Income but for the fact that the trade or business had no Profits for the taxable year. A partner who owns 10% or less of the capital or profits interest in a partnership and all Owner-Employees are Self-Employed Individuals.

2.42 "Service" means the entire period of an Employee's employment with the Employer. If an Employer is maintaining a Plan of a predecessor Employer, service with the predecessor shall be treated as service with the Employer. Predecessor Employers shall be listed in Item 16 of the Adoption Agreement.

2.43 "Super Top Heavy Plan" means for any Plan Year beginning after December 31, 1983 that any of the following conditions exists:

         (a) If the top Heavy ratio (as defined in Article VI) for this Plan exceeds 90 percent and this Plan is not part of any required aggregation group or permissive aggregation group of Plans.

         (b) If this Plan is a the part of a required aggregation group of plans but not part of a permissive aggregation group and the top heavy ratio for the group of plans exceeds 90 percent.

         (c) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds 90 percent.

         See Article VI for requirements and additional definitions applicable to Super Top Heavy Plans.

2.44 "Suspense Account" means the account established by the Trustee or Insurer for maintaining contributions and forfeitures which have not yet been allocated to Participants.

2.45 "Tax Deductible Voluntary Contribution" means a deductible employee contribution described in Code Section 72(o)(5). Such contributions will be 100% vested and nonforfeitable at all times. No such contributions will be accepted for tax years beginning after 1986.

2.46 "Top Heavy Plan" means for any Plan Year beginning after December 31, 1983 that any of the following conditions exists:

         (a) If the top heavy ratio (as defined in Article VI) for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

         (b) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top heavy ratio for the group of plans exceeds 60 percent.

         (c) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds 60 percent.

         See Article VI for requirements and additional definitions applicable to Top Heavy Plans.

2.47 "Top Heavy Plan Year" means that, for a particular Plan Year commencing after December 31, 1983, the Plan is a Top Heavy Plan.

2.48 "Total and Permanent Disability" means the inability of a Participant to engage in any substantial gainful activity by reason of a physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

         In determining the nature, extent and duration of any Participant's disability, the Plan Administrator may select a physician to examine the Participant. The final determination of the nature, extent and duration of such disability shall be made solely by the Plan Administrator upon the basis of such evidence as he deems necessary and acting in accordance with uniform principles consistently applied.

2.49 "Trust" means the Plan and Trust set forth herein, as adopted by the Employer. The Trust of the Employer shall be separate and apart from the Trust of any other employer which adopts this Plan.

2.50 "Trustee" means the Individual(s), Bank or Trust Company which has agreed to be Trustee of the Employer's Plan.

2.51 "Trust Fund" means any and all property held by the Trustee pursuant to the Plan and Trust.

2.52 "Valuation Date" means the last day of the Plan Year or, if more frequently, such other date or dates as may be directed by the Employer.

2.53 "Year of Service" means, except for any periods otherwise disregarded in the Adoption Agreement, any Plan Year or any corresponding twelve consecutive month period for periods prior to the commencement of the first twelve consecutive month Plan Year during which the Employee completes at least 1,000 Hours of Service; provided, however, that for purposes of determining eligibility for participation under Article III, Year of Service shall mean any twelve consecutive month period during which he completes 1,000 Hours of Service computed from the date an Employee first performs an Hour of Service, or any anniversary thereof (or again performs an Hour of Service upon re-employment following a termination resulting in a One Year Break in Service).

                                   ARTICLE III

                           PARTICIPATION REQUIREMENTS

3.01     ACTION BY EMPLOYER - An Employer may adopt this Plan and Trust by:

         (a) signing the Adoption Agreement and such other forms as the Trustee may require,

         (b) designating the Trustee to act as Trustee under the Plan and Trust,

         (c) having the designated Trustee execute this Trust and accept the Employer's participation by signing the Adoption Agreement as completed by the Employer.

3.02     (a)      EMPLOYEE PARTICIPATION - 401(k) Plan and 401(a) Plan - Those
                  Employees eligible to become Participants shall be specified in Section 3.02(1) of the Adoption Agreement.

                  If the Employer specifies in Section 4.01 of the Adoption Agreement that the Employer will make 401(k) Employer Contributions or 401(a) Employer Contributions to the Trust, each eligible Employee who complies with the requirements set forth in this Plan and Trust shall become a Participant on the entry date specified in Section 3.02(2) of the Adoption Agreement if he is employed on such date.

         (b) EMPLOYEE PARTICIPATION - Salary savings Plan - If specified by the Employer in Adoption Agreement Section 4.03, on or after an eligible Employee's entry date the Employee may direct the Employer to reduce his Compensation or Earned Income in order that the Employer may make Salary Savings Contributions to the Trust on the Employee's behalf. Any such Employee shall become a Participant in the Salary Savings Plan on the date his compensation reduction agreement becomes effective. Any such direction shall be made by filing an appropriate form with the Plan Administrator. The Compensation or Earned Income of any eligible Employee electing salary savings shall be reduced by the percentage or dollar amount requested by the Employee (which percentage or dollar amount may not be less than any minimum or more than any maximum specified by the Employer in Adoption Agreement Section 4.03); provided, however, that the Plan Administrator may reduce the Employee's Compensation by smaller percentage or dollar amount or refuse to enter into or comply with a salary savings agreement with the Employee if the requirements of the Code Section 401(k) would otherwise be violated or if the Participant has previously discontinued a salary savings agreement. Any salary savings agreement shall become effective on the first day of the first payroll period which begins at least 15 days after an appropriate form is received by the Plan Administrator. The reduction in Compensation will remain in effect until terminated in accordance with the rules set forth in the Plan and Trust.

                  A Participant may elect at any time to discontinue his salary savings agreement with the Employer, and may change his salary savings agreement subject to any limitation specified by the Employer in Adoption Agreement Section 4.03. Any such change or discontinuance shall become effective on the first day of the first payroll period which begins at least 15 days after a written notice thereof is received by the Plan Administrator.

         (c) REELIGIBILITY OF FORMER EMPLOYEES - Notwithstanding the rules set forth in Section 3.02(a), in the case of a Plan to which the Employer is making 401(a) Employer Contributions or 401(k) Employer Contributions, a former Employee who had previously met the age and service requirements specified in Adoption Agreement Section 3.02 or a Former Participant, either of whom again becomes eligible to participate in the Plan, will become a Participant on the date of his recommencement of Service, unless his prior Service is disregarded under the rules set forth in Adoption Agreement Sections 3.02(3)(a) or 3.02(3)(b), if designated as applicable by the Employer. Any other former Employee or Participant who again becomes eligible will become a Participant on the entry date determined under the rules set forth in Section 3.02(a).

                  Notwithstanding the rules set forth in Plan Section 3.02(b), a former Employee who had previously met the age and service requirements specified in Adoption Agreement Section 3.02 or a Former Participant, either of whom again becomes eligible to participate in the Plan, will again be eligible to enter into a compensation reduction agreement with the Employer on the date of his recommencement of Service, unless his prior Service is disregarded under the rules set forth in Adoption Agreement Sections 3.02(3)(a) or 3.02(3)(b), if designated as applicable by the Employer. Any other former Employee or Participant who again becomes eligible may enter into a compensation reduction agreement with the Employer on or after his entry date, as determined under the rules set forth in
                  Section 3.02(a).

         (d) INELIGIBILITY, PARTICIPATION IN OTHER PLANS - In the event that the Employer specifies in the Adoption Agreement that Employees eligible for other qualified pension or profit sharing plans to which the Employer contributes are not eligible to participate in this Plan, a Participant for whom a contribution is subsequently made under such other qualified pension or profit sharing plan shall no longer participate under this Plan; and in the event of such subsequent contribution the further rights of such Participant shall be determined in accordance with Section 3.04.

3.03 CHANGE IN EMPLOYEE STATUS - The plan Administrator shall notify the Trustee in the event a Participant's status with respect to the Plan shall change, and shall furnish the Trustee with such additional information relative to the Plan as the Trustee may from time to time request.

3.04 CLASSIFICATION CHANGES - In the event of a change in job classification or in the event Section 3.02(d) becomes applicable to a Participant, such that an Employee, although still in the employment of the Employer, no longer is an eligible Employee, all contributions and forfeitures to be allocated on his behalf shall cease and any amount credited to the Employee's accounts on the date the Employee shall become ineligible shall continue to vest, become payable or be forfeited, as the case may be, in the same manner and to the same extent as if the Employee had remained a Participant.

         In the case of a plan under which an Employer is to make 401(a) or 401(k) Employer Contributions, if a Participant becomes ineligible to share in future Employer contributions and forfeitures because he is no longer a member of an eligible class of Employees, but has not incurred a One Year Break in Service (as defined in Section 2.30(a)), such Employee shall again be eligible to share in Employer contributions and forfeitures immediately upon his return to an eligible class of Employees. If such Participant incurs such a One Year Break in Service, his eligibility to again participate shall be determined pursuant to
         Section 3.02(c).

         In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum Age and Service requirements and would have previously become a Participant had he been in the eligible class.

3.05 LEAVE OF ABSENCE - The accounts of a Participant who is an authorized leave of absence (as described in Plan Section 2.30) shall share in the allocation of 401(a),401(k) Employer and Employer Match Contributions and forfeitures to the extent that the Participant receives Compensation from the Employer, if such Participant otherwise satisfies the requirements of Section 4.01 of the Adoption Agreement, and such accounts shall continue to share in allocation of Trust Fund income or losses under the provisions of Article V.

3.06 ADDITIONAL RULES FOR PLANS COVERING OWNER-EMPLOYEES - If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Code Sections 401(a) and (d) for the employees of this and all other trades or businesses.

         If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

         If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan or the trade or business which is not controlled.

         For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

         (1) own the entire interest in an unincorporated trade or business, or

         (2) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

         For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

3.07 OMISSION OF ELIGIBLE EMPLOYEE - If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made and allocated, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part by the Employer in any taxable year under applicable provisions of the Code.

3.08 INCLUSION OF INELIGIBLE EMPLOYEE - If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution.

                                   ARTICLE IV

                     EMPLOYER AND PARTICIPANT CONTRIBUTIONS

4.01 401(a) EMPLOYER CONTRIBUTIONS, 401(k) EMPLOYER CONTRIBUTIONS AND EMPLOYER MATCH CONTRIBUTIONS - The Employer shall make 401(a) Employer, 401(k) Employer and Employer Match contributions to the Trust for each Plan Year to the extent and in the manner specified in Section 4.01 of the Adoption Agreement.

         The Employer shall pay its 401(a) Employer, 401(k) Employer and Employer Match contributions for each Plan Year to the Trustee on any date or dates which the Employer may select, subject to the consent of the Trustee; provided that, to then be deductible, the total contributions for each Plan Year shall be paid within the time prescribed by law for the deduction of such contributions for purposes of the Employer's Federal Income Tax for such year.

4.02     MINIMUM EMPLOYER CONTRIBUTIONS FOR TOP HEAVY PLANS

         (a) Minimum Allocation for Non-Key Employees - Notwithstanding anything in the Plan to the contrary except (b) through (f) below, for any Top Heavy Plan year, the sum of the Employer's contributions and forfeitures allocated to the Accounts of each Non-Key Employee Participant shall be equal to at least three percent of such Non-Key Employee's Compensation (as defined for purposes of Article VII) for the Plan Year. However, should the sum of the Employer's contributions and forfeitures allocated to the Accounts of each Key Employee for such Top Heavy Plan Year be less than three percent of each Key Employee's Compensation, the sum of the Employer's contributions and forfeitures allocated to the Accounts of each Non-Key Employee shall be equal to the largest percentage allocated to Accounts of a Key Employee. For Plan Year beginning after 1988, Salary Savings Contributions will not be considered in determining such percentages. The preceding two sentences do not apply to any plan required to be included in an Aggregation Group if such plan enables a defined benefit plan required to be included in such group to meet the requirements of Sections 401(a) (4) or 410 of the Internal Revenue Code.

                  The minimum contribution provided for in this Section shall be determined without regard to any Social Security contribution. For Plan Years beginning after 1988, the minimum contribution provided for in this Section shall be determined without regard to Salary Savings Contributions.

         (b) Extra Minimum Allocation Permitted for Top Heavy Plans other than Super Top Heavy Plans - If a Key Employee is a Participant in both a defined contribution plan and a defined benefit plan that are both part of a Required or Permissive Aggregation Group of Top Heavy Plans (but neither of such plans is a Super Top Heavy plan), the defined contribution and the defined benefit fractions described in Article VII shall remain unchanged, provided each Non-Key Employee who is Participant receives an extra allocation

                  (in addition to the minimum allocation set forth above) equal to not less then one percent of such Non-Key Employees' total annual Compensation (as defined for purposes of Article VII) for the Plan Year.

         (c) For purposes of the minimum allocations set forth above, the percentage allocated to the Accounts of any Key Employee shall be equal to the ratio of the sum of the Employer's contribution and forfeitures allocated on behalf of such Key Employee divided by the first $200,000 of annual Compensation (as defined for purposes of Article VII) for such Key Employee for the Plan Year.

         (d) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Accounts of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including (1) Non-Key Employee Participants who have failed to complete a Year of Service; (2) Non-Key Employees otherwise eligible to participate in the Plan who declined to make any Required or Salary Savings Contributions to the Plan, and (3) Non-Key Employees whose compensation is less than a stated amount.

         (e) Notwithstanding anything herein to the contrary, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required or Permissive Aggregation Group of Top Heavy Plans, the Employer shall not be required to proved a Non-Key Employee with both the full separate minimum defined benefit plan benefit and the full separate minimum defined contribution plan allocation described in this Section. Therefore, if the Employer maintains such a defined benefit and defined contribution plan, the top-heavy minimum benefits shall be provided as follows:

                  (i) If an Non-Key Employee is a participant in such defined benefit plan but is not a participant in this defined contribution plan, the minimum benefits provided for Non-Key Employees in the defined benefit plan shall be provided to the employee if the defined benefit plan is a Top Heavy or Super Top Heavy Plan and the minimum contributions described in this
                           Section 4.02 shall not be provided.

                  (ii) If an Non-Key Employee is participant in such defined benefit plan and is also a participant in this defined contribution plan, the provisions of Subsections (a) and (b) above shall be applicable to each such Non-Key Employee meeting the requirements of Subsection (d) above, except that the minimum contribution shall be increased from 3% to 5% and the extra minimum contribution, if applicable, shall be increased from 1% to 2 1/2%. The minimum benefits for Non-Key Employee participants in Top Heavy or Super Top Heavy Plans provided in the defined benefit plan shall not be applicable to any such Non-Key Employee who receives the full maximum contribution described in the preceding sentence.

                  Notwithstanding anything herein to the contrary, no minimum contribution will be required under this Plan (or the minimum contribution under this Plan will be reduced, as the case may
                  be) for any Plan Year if the Employer maintains another qualified defined contribution plan and the Employer has specified in Section 4.02 of the Adoption Agreement that the minimum allocation requirement applicable to Top Heavy or Super Top Heavy Plans will be met in the other plan.

         (f) The minimum allocation required under this Section 4.02 (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D)).

4.03 SALARY SAVINGS CONTRIBUTIONS - The Employer shall make Salary Savings Contributions to the Trust for each Plan Year to the extent and in the manner specified in Article III and in Section 4.03 of the Adoption Agreement.

         The Employer shall pay its Salary Savings Contributions to the Trustee within 30 days of the date such contributions would have been payable to the Employee in the absence of the Salary Savings Agreement.

4.04     AFTER-TAX CONTRIBUTIONS - If and to the extent permitted by
         Section 4.04 of the Adoption Agreement, a Participant may make After-Tax Contributions to the Trust, provided that the Plan Administrator may refuse to accept such contributions if the requirements of Code Section 401(m) would otherwise be violated. There shall be no obligation to maintain them at any level, provided that such contributions shall not in total exceed ten percent of the Participant's compensation. In the event a Participant participates in more than one retirement plan sponsored by his Employer, the total After-Tax Contributions that can be made to all plans in which he participates cannot exceed ten percent of the Participant's compensation.

         "Ten percent of the Participant's compensation" means ten percent of the Participant's aggregate W-2 compensation or Earned Income for all periods of his participation under this Plan and under all qualified plans of the Employer reduced by his prior After-Tax Contributions under this Plan and under such other qualified plans.

         A Participant shall have the right at any time to request a withdrawal in cash of the portion of his Accrued Benefit attributable to his After-Tax Contributions. If necessary to comply with the requirements of Section 12.08, the Plan Administrator shall require the consent of the Participant's spouse before making any withdrawal. Any such consent shall satisfy the requirements of Section 12.08. Any such amount requested to be withdrawn shall be paid within 90 days following the date written request therefor is received by the Plan Administrator. Values not so withdrawn, including any increments earned on withdrawn amounts prior to withdrawal, shall be distributed to the Participant or his beneficiary at such time and in such manner as the Trust otherwise provides for Account distributions.

         No forfeitures will occur solely as a result of an Employee's withdrawal of After-Tax Contributions.

         The portion of a Participant's Accrued Benefit attributable to After-Tax Contributions shall be 100% vested and nonforfeitable at all times.

4.05 PAYMENT OF CONTRIBUTIONS TO TRUSTEE - The Employer shall make payment of all contributions, including Participant contributions which shall be remitted to the Employer by payroll deduction or otherwise, directly to the Trustee in accordance with this Article IV but subject to
         Section 4.06.

4.06 RECEIPT OF CONTRIBUTIONS BY TRUSTEE - The Trustee shall accept and hold under the Trust such contributions of money, or other property approved by the Employer for acceptance by the Trustee, on behalf of the Employer and Participants as it may receive from time to time from the Employer, other than cash it is instructed to remit to the Insurer for deposit with the Insurer. However, the Employer may pay contributions directly to the Insurer and such payment shall be deemed a contribution to the Trust to the same extent as if payment had been made to the Trustee. All such contributions shall be accompanied by written instructions from the Employer accounting for the manner in which they are to be credited and specifying the appropriate Participant Account to which they are to be allocated. All Employer contributions shall be credited by the Trustee or Insurer to a Suspense Account until allocated to Participants as provided in the Trust.

                                    ARTICLE V

                       PARTICIPANT ACCOUNTS, ALLOCATION OF
                      CONTRIBUTIONS AND VALUATION OF ASSETS

5.01 PARTICIPANT ACCOUNTS - Separate accounts shall be maintained for the portion of a Participant's Accrued Benefit attributable to the following: (1) Salary Savings Contributions; (2) 401(a) Employer Contributions; (3) 401(k) Employer Contributions; (4) 401(k) Match Contributions; (5) 401(a) Match Contributions; (6) After-Tax Contributions; (7) Tax Deductible contributions; and (8) Rollover Contributions. Each separate account shall be credited with the applicable contributions, earnings and losses, distributions, and other applicable adjustments.

         Additionally, there will be separate accounts for After-Tax Contributions made before 1987, and those made after 1986, if the Employer has so elected in the Adoption Agreement.

5.02 METHOD FOR ALLOCATION OF 401(a) EMPLOYER, 401(k) EMPLOYER AND EMPLOYER MATCH CONTRIBUTIONS TO EMPLOYEES - For each Plan Year, 401(k) Employer Contributions to be made by the Employer, shall be allocated among eligible Participants in proportion to Compensation. 401(a) Employer contributions will be allocated as specified by the Employer in

         Adoption Agreement Section 5.02 among all eligible Employees who were Participants in the Plan for such year. For purposes of Adoption Agreement Section 5.02, "Taxable Wage Base" means the maximum amount of earnings which may be considered wages for such year under Section 3121(a)(l) of the Internal Revenue Code; "OASDI Tax Rate" means the rate of tax applicable under Code Section 3111(a), and "OAI Tax Rate" means the rate of tax applicable under Code Section 3111(a) which is attributable to old-age insurance.

         Employer Match Contributions shall be allocated among eligible Participants as specified by the Employer in Section 4.01(3)(b) or (c) of the Adoption Agreement.

         In order to be eligible to share in 401(a) Employer Contributions, 401(k) Employer Contributions and Employer Match Contributions for a Plan Year, an Employer must complete during such Plan Year the Hours of Service specified in Adoption Agreement Section 4.01 and, in addition, if so specified in such Section of the Adoption Agreement, must be employed on the last day of the Plan Year, subject to any exceptions there specified.

5.03 APPLICATION OF FORFEITURES - For each Plan Year, amounts forfeited during such year pursuant to Article XIII (Benefits upon Termination of Employment) shall be allocated or applied as specified in Adoption Agreement Section 5.03.

         No forfeitures will occur solely as a result of an Employee's withdrawal of employee contributions.

         Forfeitures arising hereunder will be allocated only for the benefit of Employees of the Employer who adopted this Plan.

5.04 GROUP ANNUITY CONTRACT DIVIDENDS - Any dividend payable by the Insurer in accordance with the terms of any group annuity contract purchased by the Trustee will be added to the Employer's contribution for the Plan Year during which the dividend is credited to the contract or shall be applied to reduce the Employer's contribution for such year, whichever is elected by the Employer in Adoption Agreement Section 5.04.

         The Insurer shall credit any group annuity contract dividend to the Suspense Account maintained pursuant to the terms of the group annuity contract until the dividend is allocated or applied.

5.05 ANNUAL VALUATION OF TRUST FUND - The Trustee, as of the last Valuation Date of each Plan Year and prior to the allocation of contributions as provided under Section 5.02 or the allocation of forfeitures or dividends if so specified in the Adoption Agreement under Sections 5.03 and 5.04, shall determine the net value of the Trust Fund assets and the amount of net income or net loss and shall report such value to the Employer in writing. In determining such value the Trustee shall value such assets as have a fair market value at market value, and all other assets shall be appraised by the Trustee at fair and reasonable value, in the discretion of the Trustee. The determination of such value shall not include any contributions made by the Employer or Participants for such Plan Year, amounts allocated to any group annuity contract funding the plan or any Policies purchased as investments for Participant accounts. However, the net value of the Trust Fund shall include any life insurance Policies held by the Trustee on the lives of key employees pursuant to Section 17.03. Key man life insurance policies shall be valued at their respective cash surrender values as of the Valuation Date. The resulting net income or loss of the Trust Fund shall then be debited or credited to each Participant's accounts in the same ratio as each such account bears to the aggregate of all such accounts. After such crediting of the valuation to each Participant's account, contributions and forfeitures shall be allocated to each such account as set forth in the Adoption Agreement pursuant to Sections
         5.02 and 5.03.

5.06 GROUP ANNUITY CONTRACT EXPENSES - Expenses charged by the Insurer shall be deducted as provided in any group annuity contract funding the Plan, unless the Employer pays the Insurer directly and such item of expenses in addition to Employer contributions.

5.07 STATEMENT OF ACCRUED BENEFIT - As soon as practicable after the end of each Plan Year, the Plan Administrator shall present to each Participant a statement of his Accrued Benefit showing the credit to his Accrued Benefit at the beginning of such Year, any changes during the Year, the credit to this Accrued Benefit at the end of the Year, and such other information as the Plan Administrator may determine. However, the statements of Accrued Benefit shall not operate to vest in any Participant any right or interest to any assets of the Trust except as the Trust specifically provides.

                                   ARTICLE VI

                    PROVISIONS APPLICABLE TO TOP HEAVY PLANS

6.01     TOP HEAVY PLAN REQUIREMENTS

         (a) For any Top Heavy Plan Year, the Plan shall provide the following:

                  (i) the minimum vesting requirements set forth in Adoption Agreements Section 13.01(1) if a Standardized Plan, or Adoption Agreement Section 13.01(2) if a Non-Standardized Plan;

                  (ii)     the minimum contribution requirements set forth in
                           Section 4.02 of the Plan; and

                  (iii) the special Compensation limitations applicable to Top Heavy Plan Years set forth in Section 2.08 of the Plan.

         (b) Once a Plan has become a top Heavy Plan, if the Employer so Specifies in Section 6.01(b) of Adoption Agreement, the Requirement for Top Heavy Plans described in Section 6.01(a) shall be applicable in all subsequent Plan years, regardless of whether such years are Top Heavy plan years.

         (c) In the case of a nonstandardized Plan, once a Plan has become a Top Heavy plan, the vesting requirements described in
                  Section 13.01 (2) of the Adoption Agreement shall be applicable to all subsequent Plan Years, regardless of whether such years are Top Heavy Plan years.

         If the Plan is or become a Top Heavy Plan in any Plan Year beginning after December 31, 1983, the provision of this Article VI will supersede any conflicting provision in the Plan or Adoption Agreement.

         The top heavy minimum vesting schedule applies to all benefits within the meaning of Code Section 411(a) (7) except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the plan became top heavy. Further, no reduction in vested benefits may occur in the event the plan's status as top heavy changes for any Plan Year. However, this Section does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become top heavy and such Employee's Account balance attributable to Employer contribution and forfeitures will be determined without regard to this Section.

6.02     DETERMINATION OF TOP HEAVY STATUS

         (a) This Plan shall be a Top Heavy Plan for any Plan Year commencing after December 31, 1983, if any of the following conditions exists:

                  (i) If the top heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

                  (ii) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top heavy ratio for the group of plans exceeds 60 percent.

                  (iii) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds 60 percent.

         (b) This Plan shall be a Super Top Heavy Plan for any Plan Year commencing After December 31, 1983 if any of the following conditions exists:

                  (i) If the top heavy ratio for this Plan exceeds 90 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

                  (ii) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top heavy ratio for the group of plans exceeds 90 percent.

                  (iii) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds 90 percent.

         (c)      The plan top heavy ratio shall be determined as follows:

                  (i) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are adjusted to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

                  (ii) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ration for any required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Employees, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Employees as of the determination date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                  (iii) For purposes of (i) and (ii) above the value of Account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of an Employee (1) who is not a key Employee but who was a key Employee in a prior year, or (2) who has not had at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with
                           Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. To the extent required by Code
                           Section 401(k)(4), Salary Savings Contributions made for Plan Years beginning after 1988 will not be taken into account for purposes of computing the top heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

         (d) Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

         (e) Required aggregation group: (1) Each qualified plan of the Employer in which at least one Key Employee participates, and
                  (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) or 410.

         (f) Determination date: For any Plan Year subsequent to the first Plan year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

         (g) Valuation date: The date elected by the employer in Adoption Agreement Section 6.02(g) as of which Account balances or accrued benefits are valued for purposes of calculating the top heavy ratio.

         (h) Present value: Present value shall be based only on the interest and mortality rates specified in Adoption Agreement
                  Section 6.02(h).

                                   ARTICLE VII

                         415 LIMITATIONS ON ALLOCATIONS

(See Section 7.13 - 7.21 for definitions applicable to this Article VII).

7.01 If the Participant does not participate in, and has never participated in another qualified plan or a welfare benefit fund, as defined in Code
         Section 419(c), maintained by the adopting Employer, the amount of Annual Additions which may be credited to the Participant's Accounts for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

7.02 Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount on the basis of a reasonable estimation of the Participant's annual Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

7.03 As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual compensation for the Limitation Year.

7.04 If there is an Excess Amount, the excess will be disposed of as follows:

         (a) Any After-Tax Contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant;

         (b) If after the application of paragraph (a) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

         (c) If after the application of paragraph (a) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a Suspense Account. The Suspense Account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

         (d) If a Suspense Account is in existence at any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses.

         Sections 7.05 through 7.10 (These Sections apply if, in addition to this Plan, the Participant is covered under another qualified Master or Prototype defined contribution plan or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer during any Limitation Year.)

7.05 The Annual Additions which may be credited to a Participant's accounts under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

7.06 Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount in the manner described in Section 7.02.

7.07 As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

7.08 If, pursuant to Section 7.07, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated.

7.09 If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of,

         (a)      the total Excess Amount allocated as of such date, times

         (b) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype defined contribution plans.

7.10 Any Excess Amount attributed to this Plan will be disposed in the manner described in Section 7.04.

         (This Section applies only to Employers who, in addition to this Plan, maintain one or more qualified defined contribution plan other than a Master or Prototype Plan.)

7.11 If the Employer also maintains another qualified defined contribution plan which is not a Master or Prototype plan, Annual Additions which may be credited to any Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with Sections 7.05 through 7.10 as though the other plan were a Master or Prototype plan unless the Employer provides other limitations in Article VII of the Adoption Agreement.

         (This Section applies to Employers who, in addition to this Plan, maintain or have maintained a defined benefit plan.)

7.12 If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with Article VII of the Adoption Agreement.

         (Section 7.13 - 7.21 are definitions used in Article VII.)

7.13 Annual Additions - The sum of the following amounts credited to a Participant's Accounts for the Limitation Year:

         (a)      Employer Contributions;

         (b)      Forfeitures;

         (c)      After-Tax Contributions; and

         (d)      Salary Savings Contributions.

         For this purpose, any Excess Amount applied under Sections 7.04 or 7.10 in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

         Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Internal Revenue Code, which is part of a defined benefit plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Code Section 419A(d)(2), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

7.14 Defined Benefit Fraction - A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plan (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation in effect for the Limitation Year under Section 415(b)(1)(A) of the Internal Revenue Code or 140 percent of the Highest Average Compensation.

         Notwithstanding the above, if the Participant was a participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the later of September 30, 1983, or the end of the last Limitation Year beginning before January 1, 1983. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 as in effect at the end of the 1982 limitation year. For purposes of this paragraph, a Master or Prototype Plan with an opinion letter issued before January 1, 1983, which was adopted by the Employer on or before September 30, 1983, is treated as a plan in existence on July 1, 1982.

         Notwithstanding the foregoing, for any Top Heavy Plan Year, 100 percent shall be substituted for 125 percent unless the extra minimum allocation is made pursuant to Section 4.02 of the Plan. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, 100 percent shall be substituted for 125 percent in any event.

7.15 Defined Construction Fraction - A fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer and the Annual Additions attributable to all welfare benefit funds, as defined in Code
         Section 419(e), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

         If the Employee was a participant in one or more defined contribution plans maintained by the Employer which were in existence on July 1, 1982, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed
         1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum fractions over 1.0 times
         (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of September 30, 1983, or the end of the last Limitation year beginning before January 1, 1983. This adjustment also will be made if at the end of the last Limitation Year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this Article became effective to any plans of the Employer in existence on July 1,1982. For purposes of this paragraph, a Master or Prototype Plan with an opinion letter issued before January 1, 1983, which is adopted by the Employer on or before September 30, 1983, is treated as a plan in existence on July 1, 1982.

         Notwithstanding the foregoing, for any Top Heavy Plan Year, 100 percent shall be substituted for 125 percent unless the extra minimum allocation is made pursuant to Section 4.02. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, 100 percent shall be substituted for 125 percent in any event.

7.16 Employer - The employer that adopts this plan and all members of a controlled group of corporations (as defined in Code Section
         414(b)) as modified by Code Section 415(h), all trades or businesses under common control (as defined in Section 414(c) as modified by Code
         Section 415(h)), or all members of an affiliated service group ( as defined in code Section 414(m)) of which the adopting Employer is a part.

7.17 Excess Amount - The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

7.18 Highest Average Compensation - The average Compensation for the three consecutive years of service with the Employer that produce the highest average. A year of service with the Employer is the 12-consecutive month period defined in Section 2.55 of the plan.

7.19 Master or Prototype Plan - A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

7.20 Maximum Permissible Amount - The lesser of $ 30,000 (or, beginning January 1, 1988, such larger amount determined by the Commissioner for the Limitation Year) or 25 percent of the Participant's Compensation for the Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve consecutive month period, the Maximum Permissible Amount will not exceed the lesser of (1) $30,000 (or larger permissible limitation) multiplied by the following fraction:

                  number of months in the short limitation year
                  ---------------------------------------------
                                       12

         or (2) 25 percent of the Participant's Compensation for the short Limitation Year.

7.21 Projected Annual Benefits - The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

         (a) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

         (b) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

7.22 SPECIAL RULES FOR PLANS ADOPTED BEFORE 1987- Notwithstanding the foregoing, the Annual Additions for any Limitations Year beginning before 1987 shall not be recomputed to treat all Employee Contributions as an Annual Addition. Additionally, if the Plan satisfied the applicable requirements of Code Section 415 as in effect for all Limitation Years beginning before 1987, an amount shall be subtracted from the numerator of the defined contribution fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit fraction and defined contribution fraction computed under Code Section 415(e)(1) does not exceed 1.0 for such Limitation Year.

                                  ARTICLE VIII

              REFUND OR REALLOCATION OF EXCESS 401(k) CONTRIBUTIONS

8.01 SPECIFIC DEFINITIONS - For purposes of this Article, the following definitions shall be used:

         (a) " Actual Deferral Percentage" means the ratio (expressed as a percentage) of Salary Savings Contributions, made on behalf of an Eligible Participant to that Participant's compensation for the Plan Year. The Plan Administrator may include 401(k) Employer Contributions and 401(k) Employer Match Contributions made for the Participant in the above described numerator, if such inclusion is made on a uniform nondiscriminatory basis for all Participants; however, 401(k) Employer Match Contributions that are included in the Actual Deferral Percentage of the Participant may not be included in the numerator of the Contribution Percentage of the Participant as defined in Plan Section 9.01(b).

                  For purposes of determining the Actual Deferral Percentage of a Highly Compensated Employee who is either: (1) a Five Percent Owner; or (2) one of the ten most highly compensated employees for the current Plan Year, the Salary Savings Contribution of any Family Member of the Participant shall be included in the numerator, and the Compensation of any such Family Member shall be included in the denominator. Additionally, the 401(k) Employer Contributions and 401(k) Employer Match Contributions made on behalf of each Family Member shall be included in the numerator, if such contributions are being included in the numerators for all Eligible Participants on a uniform nondiscriminatory basis.

                  Additionally, if one or more other plans allowing contributions under Code Section 401(k) are considered with this plan as one for purposes of Code Section 401(a)(4) or 410(b), the Actual Deferral Percentages for all Eligible Participants under all such plans shall be determined as if this Plan and all such other plans were one. If any Highly Compensated Employee is also an Eligible Participant in one or more other plans allowing contributions under Code Section 401(k), the Actual Deferral Percentage for that Employee shall be determined as if this Plan and all such other plans were one.

         (b) "Average Actual Deferral Percentage" means the average (expressed as a percentage) of the Actual Deferral Percentages of a group.

         (c) "Eligible Participant" means a Participant eligible to have Salary savings Contributions made on his behalf.

         (d) "Excess 401(k) Contributions" means the excess of: (i) the numerator of the Actual Deferral Percentage of a Highly Compensated Employee over (ii) the maximum numerator permitted under Plan Section 8.02, determined by reducing the numerators of Highly Compensated Employees in order of their Actual Deferral Percentage beginning with the highest of such percentages.

         (e) "Excess Deferral" means: (1) the excess of salary Reduction Contributions for any Participant over $7,000; and (2) any amount identified in plan Section 8.07.

8.02 AVERAGE ACTUAL DEFERRAL PERCENTAGE TEST - The Average Actual Deferral percentage for Highly Compensated Employees for each Plan Year and the Average Actual Deferral Percentage for Non-Highly Compensated Employees for the same Plan Year must satisfy on of the following tests:

         (a) The Average Actual Deferral percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

         (b) The Average Actual Deferral percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral percentage for Eligible Participant who are Non-Highly Compensated Employees by more than two (2) percentage points.

8.03 REFUND OF EXCESS 401(k) CONTRIBUTIONS - Notwithstanding any other provisions of this Plan, except Section 8.05 herein, Excess 401(k) Contribution and income allocable thereto shall be distributed to the affected Participant. The Plan Administrator shall make every effort to make all required distributions within 2 1/2 months of the end of the affected Plan Year; however, in no event shall such distributions be made later than the end of the following Plan Year. Distributions made later than 2 1/2 months after the end of the affected Plan Year will be subject to tax under Code Section 4979.

8.04 ACCOUNTING FOR EXCESS 401(k) CONTRIBUTIONS - Amounts distributed and reallocated under this Article shall be treated as being made from Salary Saving Contributions, 401(k) Employer Contributions and 401(k) Employer match Contributions as determined by the Plan Administrator on a uniform nondiscriminatory basis.

8.05 SPECIAL 401(k) EMPLOYER CONTRIBUTION - Notwithstanding any other provisions of this plan except Section 8.09, in lieu of reallocating or distributing Excess 401(k) Employer Contributions provided in Section 8.03, the Employer may make 401(k) Employer Contributions and or 401(k) Employer Match Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either of the Average Actual Deferral Percentage Tests; any such 401(k) Employer Contribution must be allocated among the Non-Highly Compensated Employees in proportion to Compensation.

8.06 MAXIMUM SALARY SAVING CONTRIBUTIONS - No Employee shall be permitted to have Salary Savings Contributions made under this Plan during any calendar year in excess of $7,000 (or such other amount as the Secretary of the Treasury may designate). The foregoing limit will not apply to Salary Saving Contributions attributable to services performed in 1986 and described in Sections 1105(c )(4) or (5) of the Tax Reform Act of 1986.

8.07 PARTICIPANT CLAIMS - Participants under other plans described in Code Sections 401(k), 401(k) or 403(b) may submit a claim to the plan Administrator specifying the amount of their Excess Deferral. Such claim shall: (1) be in writing; (2) be submitted no later than March 1 of the year after the Excess Deferral was made; and (3) state that such amount, when added to amounts deferred under other plans described in Code Sections 401(k), 408(k) or 403(b), exceeds $7,000 (or such other amount as the Secretary of the Treasury may designate).

8.08 DISTRIBUTION OF EXCESS DEFERRAL - Notwithstanding any other provision of this plan, Excess Deferrals and income allocable thereto shall be distributed to the affected Participant no later than the April 15 following the calendar year in which such Excess Deferrals were made.

8.09 OPERATION IN ACCORDANCE WITH REGULATIONS - The determination and treatment of Actual Deferral Percentages and Excess 401(k) Contributions, and the operation of the Average Actual Deferral Percentage Test shall be in accordance with such additional requirements as may be prescribed by the Secretary of the Treasury.

                                   ARTICLE IX

               REFUND OR FORFEITURE OF EXCESS 401(m) CONTRIBUTIONS

9.01 DEFINITION - For purpose of this Article, the following Definitions shall be used:

         (a) "Average Contribution Percentage" means the average (expressed as a percentage) of the Contribution Percentage of a group.

         (b) "Contribution Percentage" means the ratio (expressed as a percentage) of the: (1) After-Tax Contributions made by an Eligible Participant and (2) the 401(k) and 401(a) Employer Match Contributions made on behalf of the Participant; to (3) the Participant's Compensation for the Plan Year. The Plan Administrator may include 401(k) Employer Contributions for the Participant in the above described numerator, if such inclusion is made on a uniform nondiscriminatory basis for all participants. The Plan Administrator may not include 401(k) Employer Match Contributions in the numerator to the extent such Contributions are included in the numerator of the actual Deferral Percentage of the Participant, as defined in Plan Section 8.01(a).

                  For purposes of determining the Contribution Percentage of a Highly Compensated Employee who is either: (1) a Five Percent Owner; or (2) one of the ten most highly compensated employees for the current Plan Year, the After-Tax Contributions of any Family Member of the Participant and 401(k) and 401(a) Employer Match Contributions made on behalf of such Family Members shall be included in the numerator, and the Compensation of any such Family Member shall be included in the denominator. Additionally, the 401(k) Employer Contributions and Salary Savings Contributions made for such Family Member shall be included in the numerator, if such contributions are being included in the numerators of all Eligible Participants on a uniform nondiscriminatory basis.

                  Additionally, if one or more other Plans allowing contributions under Code Section 401(k), after tax employee contributions or matching contributions, are considered with this Plan as one for purpose of Code Section 410(b), the Contribution Percentages for all Eligible Participants under all such plans shall be determined as if this Plan and all such others were one. The Contribution Percentage of Highly Compensated Employees shall be determined as if this Plan and all other Plans allowing contributions under Code Section 401(k), after tax employee contributions or matching contributions and in which the Highly Compensated Employee is also an Eligible Participant were one plan.

         (c) "Eligible Participant" means a Participant eligible to have voluntary After-Tax Contributions or 401(k) or 401(a) Employer Match Contributions made on his behalf.

          (d) "Excess 401(m) Contributions" means the excess of: (i) the numerator of the Contribution Percentage of Highly Compensated Employee; over (ii) the maximum numerator permitted under Plan
                 Section 9.02 determined by reducing the numerators of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages.

9.02 AVERAGE CONTRIBUTION TEST - The Average Contribution Percentage for Highly Compensated Employees for each plan Year and the Average Contribution Percentage for Non-Highly Compensated Employees for the same plan Year must satisfy one of the following tests:

         (a) The Average Contribution Percentage for Eligible Participants who are highly Compensated Employees for the plan year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

         (b) The Average Contribution Percentage for Eligible Participants who are highly Compensated Employees for the plan year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

9.03 REFUND AND FORFEITURE OF EXCESS 401(m) CONTRIBUTIONS - Notwithstanding any other provision of this plan, except Sections 9.05 and 9.06, Excess 401(m) Contributions and income allocable thereto treated: (1) as After-Tax Contributions, 401(k) Employer match Contributions or 401(k) Employer Contributions shall be distributed to the affected Highly Compensated Employee; (2) as 401(a) Employer match Contributions shall be forfeited and applied or allocated as specified in Adoption Agreement Section 5.03, provided, forfeitures arising under this Section shall not be allocated to the account of any affected Highly Compensated Employee. The Plan Administrator shall make every effort to refund and forfeit all Excess 401(m) Contributions within 2 1/2 months of the end of the affected Plan Year; however, in no event shall Excess 401(m) Contributions be refunded or forfeited later than the end of the following Plan Year. Distributions made later than 2 1/2 months after the end of the affected Plan Year will be subject to tax under Code
         Section 4979.

9.04 ACCOUNTING FOR EXCESS 401(m) CONTRIBUTIONS - Amounts distributed and forfeited under this Article shall be treated as being made form After-Tax Contributions, 401(k) and 401(a) Employer Match Contributions and 401(k) Employer Contributions as determined by the Plan Administrator on a uniform nondiscriminatory basis.

9.05 SPECIAL 401(k) EMPLOYER CONTRIBUTIONS - Notwithstanding any other provisions of this Plan, except Section 9.08, in lieu of refunding or forfeiting Excess 401(m) Contribution as provided in Section 9.03, the Employer may make 401(k) Employer Contributions, allocated in proportion to Compensation, on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either of the Average Contribution Tests.

9.06 SPECIAL EMPLOYER MATCH CONTRIBUTIONS - Notwithstanding any other provision of this Plan except Section 9.08, in lieu of refunding or forfeiting excess 401(m) Contributions as provided in Section 9.03, the Employer may make 401(k) or 401(a) Employer Match Contribution on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either of the Average Contribution Tests.

9.07 ORDER OF DETERMINATIONS - The determinations of Excess 401(m) Contribution shall be made after first determining Excess Deferrals and then determining Excess 401(k) Contribution.

9.08 OPERATION IN ACCORDANCE WITH REGULATIONS - The determination and treatment of Contribution Percentages and Excess 401(m) Contributions, and the operation of the Average Contribution Percentages Test shall be in accordance with such additional requirement as may be prescribed by the Secretary of the Treasury.

                                     ARTICLE X

                             IN-SERVICE WITHDRAWALS

10.01 WITHDRAWALS OF TAX DEDUCTIBLE VOLUNTARY CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS - A Participant shall have the right at any time to request the Plan Administrator for a withdrawal in cash of amounts in his tax Deductible Contribution account or After-Tax Contribution account.

10.02 WITHDRAWAL FROM 401(k) ACCOUNTS - For Plan Years beginning before 1989, a Participant shall have the right at any time to request the Plan Administrator for a withdrawal in cash of amounts in his Salary Savings Contribution and 401(k) Employer and 401(k) Employer Match Contribution accounts for "financial hardship." For Plan Years beginning after 1998, a Participant shall have the right at any time to request the Plan Administrator for a withdrawal in cash of Salary Savings Contribution without interest thereon for "financial hardship". The profit sharing Committee shall determined whether an event constitutes a financial hardship. Such determination shall be based upon non-discriminatory rules and procedures adopted by the Committee, which shall be conclusive and binding upon all persons. Such procedures shall specify the requirements for requesting and receiving distributions on account of hardship, including what forms must be submitted and to whom. All determinations regarding financial hardship must be made in accordance with any application regulations and the objective criteria set forth in Section 10.02B of the Adoption

         Agreement, except as otherwise allowed under any applicable regulations. The processing of applications and any distributions of amounts under this section shall by made as soon as administratively feasible. A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant, except as otherwise allowed under applicable regulations. In addition, if permitted by the Adoption Agreement, the Participant may request a withdrawal of the amount in his 401(k) and Salary Savings Contribution accounts for any reason, at any time after he attains age 59 1/2.

10.03 RULES FOR IN-SERVICE WITHDRAWALS - The Plan Administrator may impose a dollar minimum for partial withdrawals. If the amount in the Participant's appropriate Account is less than the minimum, the Plan Administrator shall pay the Participant the entire amount then in the Participant's Account from which the withdrawal is to be made if a withdrawal of the entire amount is otherwise permissible under the rules set forth in this Article. If the entire amount cannot be paid under such rules, whatever amount is permissible shall be paid.

         Any amount to be withdrawn shall be paid within 90 days following the date written request therefor is received by the Plan Administrator. All requests must be consented to by the Participant's spouse in a Qualified Election as described in Section 12.08(c)(iii), unless the withdrawal is from the Participant's Tax Deductible Contribution account or an account to which Section 12.08(e) applies. Notwithstanding the foregoing, any request for a withdrawal of amounts allocated to a group annuity contract shall be subject to any time limits, restrictions or penalties that may be provided in the contract.

                                   ARTICLE XI

                                PARTICIPANT LOANS

11.01 GENERAL RULES - If permitted by the Employer in Section 11.01 of the Adoption Agreement, loans may be made to Participants from time to time by the Trustee when directed by the Plan Administrator upon the written request of the Participant.

         Plan loans shall be granted on a uniform nondiscriminatory basis. Such loans shall be adequately secured, shall bear a reasonable rate of interest and shall provide for periodic repayment over a reasonable period of time. No Participant loan shall exceed the value of the Participant's vested Accrued Benefit. For all purposes of this Article XI, the Participant's Accrued Benefit shall not include amounts allocated to his Tax Deductible Contribution Account.

         Notwithstanding the above, loans may not be made to an Owner-Employee or a shareholder-employee if the loan is not permissible under the applicable provisions of the Internal Revenue Code or the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

         A "shareholder employee" is an employee of officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code Section 318(a)(1), on any day during the taxable year of such corporation, more than five percent of the outstanding stock of such corporation.

         Tax Deductible Voluntary Contributions plus earnings thereon, may not be used as security for Participant loans.

11.02    LOAN AMOUNTS AND REPAYMENTS -

         (a) No loan shall be made to the extent such loan when added to the outstanding balance of all other loans to the Participant would exceed the greater of:

                  (i) $10,000, or if less, the present value of the Participant's nonforfeitable Accrued Benefit; or

                  (ii) one-half (1/2) of the present value of the nonforfeitable Accrued Benefit of the Participant under the Plan (but not more than $50,000 reduced by the difference between the highest outstanding balance during the previous 365 days and the current outstanding balance).

         (b) Loans shall provide for periodic repayment, with payment to be no less frequent than quarterly, over a period not to exceed five (5) years; provided, however, that loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant may provide for periodic repayment, with payment to be no less frequent than quarterly over a reasonable period of time that exceeds five (5) years.

         Loans shall not be granted to any Participant that provide for a repayment period extending beyond such Participant's Normal Retirement Age.

         In the event of default, attachment of the Participant's Accrued Benefit will not occur until a distributable event occurs in the Plan; all loans will be considered in default on the death of the Participant.

         Notwithstanding the foregoing, no loans may be made to a married Participant in the absence of a valid spousal consent to such loan in accordance with Section 12.08(c)(iii) if the loan is secured by an account other than one to which Section 12.08(e) applies. Such consent must be given within 90 days of the making of the loan. In addition, any request for a withdrawal of amounts allocated to a group annuity contract for purposes of providing Plan loans shall be subject to any time limits, restrictions or penalties that may be provided in the contract.

                                   ARTICLE XII

                          RETIREMENT AND DEATH BENEFITS

12.01 NORMAL RETIREMENT BENEFIT - Each Participant's Accrued Benefit shall become 100% vested and nonforfeitable when the Participant attains his Normal Retirement Age; provided, however, that each Participant's 401(k) Employer Match Contribution account, 401(k) Employer Contribution account, Salary Savings Contribution account, Rollover account, Tax Deductible Contribution account and After-Tax Contribution account shall be 100% vested and nonforfeitable at all times.

         Every Participant may terminate his employment with the Employer and retire upon the attainment of his Normal Retirement Age. Upon such date all amounts credited to such Participant's Accounts shall become distributable to him in accordance with this Article.

         The Plan Administrator shall notify the Trustee and Insurer when the Normal Retirement Age of each Participant shall occur and shall also advise the Trustee and Insurer as to the manner in which retirement benefits are to be distributed to a Participant, subject to the provisions of this Article. Upon receipt of such notification and subject to the other provisions of this Article, the Trustee and Insurer shall take such action as may be necessary in order to distribute the Participant's Accrued Benefit.

12.02 EARLY RETIREMENT BENEFIT - If there shall be a termination of a Participant's employment on or after he attains his Early Retirement Age, if nay, (as defined in Section 12.02 of the Adoption Agreement), he shall be deemed to have retired early and such Participant shall be vested in the amount credited to his Accounts as of the date of his early retirement.

12.03 LATE RETIREMENT BENEFIT - If a Participant shall continue in active employment following his Normal Retirement Age, he shall continue to Participate under the Plan and Trust. Upon actual retirement, such Participant shall be entitled to the amount then credited to his Accounts.

12.04 DISABILITY BENEFIT - A Participant whose employment shall be terminated prior to his Normal Retirement Age as a result of Total and Permanent Disability shall be vested in the amount credited to his Accounts as of the date of such termination.

12.05 DEATH BENEFIT - If a participant or Former Participant shall die prior to the commencement of any benefit otherwise provided under this
         Article XII, his Beneficiary shall be entitled to a death benefit. The amount of the death benefit shall be equal to the amount credited to his Participant's Accounts as of the date of death, including the death proceeds of any Policies allocated to such Accounts.

         If a participant shall die subsequent to the commencement of any benefit otherwise provided under this Article XII, the death benefit, if any, shall be determined in accordance with the benefit option in effect for the participant.

         The Plan Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the Account of a deceased Participant or a deceased Former Participant as the Plan Administrator deems necessary. The Plan Administrator's determination of death and of the right of any person to receive payment shall be conclusive and binding on all persons.

12.06 DESIGNATION OF BENEFICIARY - Each Participant shall designate his Beneficiary on a form provided by the Plan Administrator and such designation may include primary and contingent Beneficiaries; provided, however, that if a Participant or Former Participant is married on the date of his death, the Participant's then spouse shall be the Participant's Beneficiary unless such spouse consented to the designation of another Beneficiary in accordance with Section 12.08. Notwithstanding the foregoing, Policy proceeds shall be paid to the Trustee as beneficiary and the Trustee shall pay over the proceeds to the appropriate Plan beneficiary.

12.07 DISTRIBUTION OF BENEFITS - The Plan Administrator shall direct the Trustee to make, or cause the Insurer to make, payment of any benefits provided under this Article XII. Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

         (1) the Participant attains Age 65 ( or Normal Retirement Age, if earlier);

         (2) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or,

         (3)      the Participant terminates service with the Employer.

         In no event will benefits begin to be distributed prior to the later of age 62 or Normal Retirement Age without the consent of the Participant, except as indicated below. The consent of the Participant's spouse will also be required for any such distribution unless (i) the plan is a profit sharing plan described in Subsection 12.08(e) or (ii) the benefit is paid in the form of a qualified Joint and Survivor Annuity.

         Neither the consent of the Participant or his or her spouse is required if the present value of the Participant's vested Accrued Benefit attributable to all Contributions other than Tax Deductible Voluntary Contributions is $3,500 or less. In such event the Plan Administrator shall pay such benefit to the Participant or his Beneficiary in a lump sum and no other settlement option shall be available. However, unless the Plan is a plan described in Subsection 12.08(e), no distribution shall be made pursuant to the preceding sentence after the first day of the first period for which an amount is received as an annuity unless the Participant and his or her spouse ( or the Participant's surviving spouse) consent in writing to such distribution. Except as provided below and in Sections 12.05 and 12.08, a Participant, with spousal consent where applicable, shall have the sole right to receive his benefit in accordance with one or more of the following ways, and which may be paid in cash or in kind, or a combination of them:

         (a)      one sum.

         (b)      an annuity for the life of the Participant.

         (c) an annuity for the life of the Participant and upon his death 100%, 66 2/3% or 50% (whichever is specified when this option is elected) of the annuity amount will be continued to his contingent annuitant. No further annuity benefits are payable after the death of both the Participant and his contingent annuitant.

         (d) an annuity for the joint lives of the Participant and his joint annuitant which 100%, 66 2/3% or 50% (whichever is specified when this option is elected) of such amount payable as an annuity for life to the survivor. No further benefits are payable after the death of both the Participant and his joint annuitant.

         (e) an annuity for the life of the Participant with installment payments for a period certain not longer than the life expectancy of the Participant.

         (f) installment payments for a period certain not longer than the life expectancy of the Participant and his designated beneficiary.

         All optional forms of benefits shall be actuarially equivalent.

         Notwithstanding the above requirements:

         (a) Minimum Amounts to be Distributed. If the Participant's entire interest is to be distributed in other than a lump-sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a nonspouse Beneficiary may not be recalculated. If the participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

         (b)      Commencement of Benefits.

                     (i)   For Plan Years Beginning Before 1989.

                           (A) Distributions to Five Percent Owners. Distribution to a Participant who is a Five Percent Owner at any time during the five Plan Year period ending in the calendar year in which he attains age 70 1/2 must commence no later than the first day of April following such calendar year.

                           (B) Distributions to Non-Five Percent Owners. Distributions to a Participant other than a Five Percent Owner must commence no later than the first day of April following the calendar year in which the later of termination of employment or attainment of age 70 1/2 occurs.

                  (ii)      For Plan Years Beginning After 1988.

                           Distributions to all Participants must commence no later than the first day of April following the calendar year in which the participant attains age 70 1/2, unless the Participant attains age
                           70 1/2 before January 1, 1988 and was never a Five Percent Owner at age 66 1/2 or anytime thereafter.

         (c)      Death Distribution Provisions.

                  Upon the death of the Participant, the following distribution provisions shall take effect:

                  (i)     If the Participant dies after distribution of his or
                           her interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                  (ii)    If the Participant dies before distribution of his or
                           her interest commences, the Participant's entire interest will be distributed no later than 5 years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:

                           (A) if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary commencing no later than 1 year after the Participant's death;

                           (B) if the designated beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (A) above shall not be earlier than the date on which the Participant would have attained age 70 1/2, and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

                  (iii) For purposes of paragraph (ii) above, payments will be calculated by use of the return multiples specified in Section 1.72-9 of the Income Tax Regulations. Life expectancy of a surviving spouse may be recalculated annually, however, in the case of any other designated

                           Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

                  (iv) For purpose of this Subsection (c), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         (d)      Transitional Rule

                  (i)      Notwithstanding the other requirements of this
                           Section 12.07 and subject to the requirements of
                           Section 12.08, Joint and Survivor Annuity
                           Requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                           (A) The distribution by the trust is one which would not have disqualified such trust under
                                    Section 401(a)(9) of the Internal Revenue
                                    Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                           (B) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                           (C) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                           (D) The Employee had accrued a benefit under the plan as of December 31, 1983.

                           (E) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee Listed in order of priority.

                  (ii) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

                  (iii) For any distribution which commenced before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (i)(A) and (E) above.

                  (iv) If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code, as amended. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

12.08 JOINT AND SURVIVOR ANNUITY REQUIREMENTS - The provisions of this Section shall take precedence over any conflicting provision in this Plan.

         Except as provided with respect to certain profit sharing plans described in Subsection (e), the provisions of this Section 12.08 shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Subsection (f).

         (a)      Qualified Joint and Survivor Annuity.

                  Unless an optional form of benefit is selected pursuant to a qualified election within the 90-day period ending on the date benefit payments would commence, a Participant's vested Account balance will be paid in the form of a Qualified Joint and Survivor Annuity, as described in Section 2.38.

         (b)      Qualified Preretirement Survivor Annuity.

                  Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before benefits have commenced, then the Participant's vested Account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse.

         (c)      Definitions.

                  (i) Election period: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the Account balance as of the date of separation, the election period shall begin on the date of separation.

                  (ii) Earliest retirement age: The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

                  (iii) Qualified election: A Waiver of a Qualified Joint and Survivor Annuity or a qualified preretirement survivor annuity. The waiver must be in writing and must be consented to by the Participant's spouse, if any. The spouse's consent to a waiver must be witnessed by a Plan representative or notary public and must be limited to a specific benefit for a specific alternate beneficiary. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a qualified election. Any consent necessary under this provision will not be valid with respect to any other spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. Any new waiver or change of beneficiary will require a new spousal consent.

                  (iv) Spouse (surviving spouse): The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Internal Revenue Code.

         (d)      Notice Requirements.

                  (i) In the case of a Qualified Joint and Survivor Annuity as described in Subsection (a), the Plan Administrator shall provide each Participant within a reasonable period prior to the commencement of benefits a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity;
                           (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

                  (ii) In the case of a qualified preretirement survivor annuity as described in Subsection (b), the Plan Administrator shall provide each Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of paragraph (d)(i) applicable to a Qualified joint and Survivor Annuity within whichever of the periods listed below ends last:

                           (A) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                           (B) a reasonable period (as determined under any applicable regulations) after which the Employee becomes a Participant;

                           (C) a reasonable period (as determined under any applicable regulations) ending after Subparagraph (iii) below ceases to apply;

                           (D) a reasonable period (as determined under any applicable regulations) after the Termination of Employment of a Participant before his attainment of age 35.

                  (iii) Notwithstanding the other requirements of this Subsection (d), the respective notices prescribed by this Section need not be given to a Participant if his Plan "fully subsidizes" the costs of a Qualified joint and Survivor Annuity or qualified preretirement survivor annuity. For purposes of this paragraph
                           (iii), a Plan fully subsidizes the costs of a benefit if under the Plan the failure to waive such benefit by a Participant would not result in a decrease in any Plan benefit with respect to such Participant and would not result in increased contributions from the Participant.

         (e)      Special Rule for Profit-Sharing Plans.

                  (i) This section applies to a profit sharing plan if the following two conditions are met: (A) the Participant cannot or does not elect payments in the form of a life annuity, and (B) on the death of the Participant, the Participant's vested account balance will be paid to the Participant's surviving spouse, but if there is no surviving spouse, or, if the surviving spouse has already consented in a manner conforming to a qualified election, then to the Participant's designated Beneficiary. However, this Subsection (e) shall not be operative with respect to the Participant if it is determined that this profit sharing plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus, or profit sharing plan which would otherwise provide for a life annuity form of payment to the Participant. If this Subsection (e) is operative, then except to the extent otherwise provided in Subsection (f), the other provisions of this Section 12.08 shall be inoperative.

         (f)      Transitional Rules.

                  (i) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous Subsections of this Section 12.08 must be given the opportunity to elect to have the prior sections of this Section
                           12.08 apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor Plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of vesting service when he or she separated from service.

                  (ii) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with paragraph (f)(iv) below.

                  (iii) The respective opportunities to elect (as described in paragraphs (f)(i) and (ii) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

                  (iv)     Any Participant who has elected pursuant to paragraph
                           (f)(ii) and any Participant who does not elect under paragraph (f)(i) or who meets the requirements of paragraph (f)(i) except that such Participant does not have at least 10 years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

                           (A) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married Participant who:

                                    (1)      begins to receive payments under
                                             the Plan on or after Normal
                                             Retirement Age; or

                                    (2)      dies on or after Normal Retirement
                                             Age while still working for the
                                             Employer; or

                                    (3)      begins to receive payments on or
                                             after the Qualified Early
                                             Retirement Age; or

                                    (4)      separates from service on or after
                                             attaining Normal Retirement Age (or
                                             the Qualified Early Retirement Age)
                                             and after satisfying the
                                             eligibility requirements for the
                                             payment of benefits under the Plan
                                             and thereafter dies before
                                             beginning to receive such benefits;

                                    then such benefits will be received under this plan in the form of Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

                           (B) Election of early survivor annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

                           (C)      For purposes of this paragraph (f)(iv):

                                    (1)      Qualified Early Retirement Age is
                                             the latest of:

                                             (i)      the earliest date, under
                                                      the Plan, on which the
                                                      Participant may elect to
                                                      receive retirement
                                                      benefits,

                                             (ii)     the first day of the 120th
                                                      month beginning before the
                                                      Participant reaches Normal
                                                      Retirement Age, or

                                             (iii)    the date the Participant
                                                      begins participation.

                                    (2)      Qualified joint and survivor
                                             annuity is an annuity for the life
                                             of the Participant with a survivor
                                             annuity for the life of the spouse
                                             as described in Section 2.38.

12.09 DISTRIBUTION TO A MINOR PARTICIPANT OR BENEFICIARY - In the event a distribution is to be made to a minor, then the Plan Administrator may, in the Administrator's sole discretion, direct that such distribution be paid to the legal guardian of the minor, or if none, to a parent of such minor or a responsible adult with whom the minor maintains his residence, or to the custodian for such minor under the Uniform Gift to Minors Act, if such is permitted by the laws of the state in which said minor resides. Such a payment to the legal guardian or parent of a minor or to such a custodian shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

12.10 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN - In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five years after it shall become payable, remain unpaid solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the payee's last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be forfeited and allocated in accordance with the terms of this Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored.

                                  ARTICLE XIII

                     BENEFITS UPON TERMINATION OF EMPLOYMENT

13.01 GENERAL - Upon a Participant's termination of employment, for any reason other than death, disability, Normal, Early or Late Retirement, the interests and rights of any Participant shall be limited to those contained in this Article XIII.

         (a) Fully Vested and Nonforfeitable Portion of a Participant's Accrued Benefit. Each Participant's 401(k) Employer and Match accounts, Salary Savings account, Rollover account, Tax Deductible Contribution account and After-Tax Contribution account shall be fully vested and nonforfeitable at all times.

         (b) Vested Employer Contributions. Each Participant's 401(a) Employer and Match accounts shall be vested to the extent specified in Section 13.01 of the Adoption Agreement, and the remainder, if any, shall be forfeited in accordance with Plan Sections 13.03 and 13.04 and applied as specified in the Adoption Agreement pursuant to Section 5.03.

         13.02 FORFEITURES; DISTRIBUTION OF VESTED AMOUNTS - If a Participant terminates employment, and the present value of the Participant's vested Accrued Benefit attributable to all Contributions other than Tax Deductible Voluntary Contributions is not greater than $3,500, the Participant will receive a lump sum distribution of the present value of the entire vested portion of such Accrued Benefit and the nonvested portion will be forfeited and applied in accordance with Section 13.03. However, unless the Plan is a profit sharing plan described in

         Subsection 12.08(e), no distribution shall be made pursuant to the preceding sentence after the first day of the first period for which an amount is received an annuity unless the Participant and his of her spouse (or the Participant's surviving spouse) consent in writing to such distribution.

         If a Participant terminates employment, and the present value of the Participant's vested Accrued Benefit attributable to both Employer and Employee Contributions and plan transfers (other than Tax Deductible Voluntary Contributions) exceeds $3,500, the payment of such vested benefit shall be deferred to the earliest of the Participant's death, Total and Permanent Disability of attainment of Normal Retirement Age, at which time such vested benefit shall be payable in accordance with
         Article XII. Notwithstanding the foregoing, such a Participant may elect to have payments commence at any time after the date specified in
         Section 13.02(1) of the Adoption Agreement. Partial distributions of vested benefits will not be permitted. Unless the Plan is a profit sharing plan described in Subsection 12.08(e), the Participant's spouse (or surviving spouse) must consent to any distribution of vested benefits. The Participant may request any form of distribution permissible under Article XII, including the distribution of a nontransferable annuity contract. The benefit payable as a result of any election pursuant to this paragraph will be the benefit which can be provided by the current value of the Participant's vested Accrued Benefit. If the provisions of this paragraph become operative, the nonvested portion of the Participant's Accrued Benefit shall be forfeited when the Participant incurs five consecutive One Year Breaks in Service or, if earlier, when the Participant or his spouse (or surviving spouse) receives a distribution of his vested Accrued Benefit. Any such forfeitures shall be applied in accordance with
         Section 13.03.

13.03 APPLICATION OF FORFEITURES - The nonvested portion of the Accrued Benefit of any terminated Participant will be used to reduce Employer Contributions for the Plan Year following the Plan Year in which the forfeiture occurs (or, if the Employer so specifies in Section 5.03 of the Adoption Agreement, such nonvested amounts shall be allocated in the same manner as Employer Contributions at the end of the Plan Year in which the forfeiture occurs).

13.04    RESUMPTION OF SERVICE: RESTORATION OF BENEFITS UPON REEMPLOYMENT -

         (a) A Participant who terminate service and who subsequently resumes employment with the Employer will again become a Participant on the entry date determined in accordance with
                  Section 3.02 of the Plan.

         (b) If a Former Participant is subsequently reemployed, the following rule shall also be applicable:

                  (i) If any Former Participant shall be reemployed be the Employer before incurring five consecutive One Year Breaks in Service, and such Former Participant had received a distribution of his vested Accrued Benefit prior to his reemployment, his forfeited Account balance shall be reinstated if he repays the full amount attributable to Employer Contributions which was distributed to him. Such repayment must be made by the Former Participant before the date on which the individual incurs five consecutive One Year Breaks in Service following the date of distribution. In the event the Former Participant does repay the full amount distributed to him, the forfeited portion of the Participant's Account must be restored in full, unadjusted be any gains of losses occurring subsequent to the date of distribution.

                  (ii) If any Former Participant who has not received a distribution of his vested Accrued Benefit is rehired before incurring five consecutive One Year Breaks in Service, the amount of any prior forfeiture shall be restored in full, unadjusted by any gains or losses occurring subsequent to the date of forfeiture.

                  (iii) Restorations of forfeitures will be made, in the case of (i) above, as of the date that the Plan Administrator is notified that the required repayment has been received by the Trustee and, in the case of
                           (ii) above, as of the date the Plan Administrator is notified by the Employer that the Participant has resumed service with the Employer. Any forfeiture amount that must be restored to a Participant's Account will be taken from any forfeitures that have not yet been applied and, if the amount of forfeitures available for this purpose is insufficient, the Employer will make a timely supplemental contribution of an amount sufficient to enable the Trustee to restore the forfeiture amount to the Participant's Account.

                  (iv) If a Former Participant resumes Service after incurring five consecutive One Year Breaks in Service, forfeited amounts will not be restored under any circumstances, but unless the Rule of Parity has been elected in Section 13.01(3)(d) of the Adoption Agreement and such Rule applies, both pre-break and post-break service will count for the purposes of vesting the employer-derived account balance that accrued after such Breaks.

                           If a Former Participant resumes service before incurring five consecutive One Year Breaks in Service, both the pre-break and post-break service will count in vesting both any restored pre-break and past-break employer-derived Account balance.

13.05 SERVICE WITH AFFILIATES - As indicated in Plan Section 2.22, in determining a participant's vesting percentage and in determining for purposes of this Article whether an Employee has terminated his employment or has a One Year Break in Service, Hours of Service completed with a member of a Control Group shall be deemed to be Hours of Service completed with the Employer.

13.06 EARLY RETIREMENT ELECTION - Notwithstanding anything in the Plan to the contrary, a Participant who satisfied the Service requirement for early retirement specified in Section 12.02 of the Adoption Agreement and terminated employment with a right to a benefit deferred to his Normal Retirement Age may elect to receive an immediate early retirement benefit at any time on and after the date he attains Early Retirement Age (as specified in Section 12.02 of the Adoption Agreement) and prior to this Normal Retirement Age. A Participant eligible to make an election under this Section may request any optional benefit permitted under Section 12.07.

         The monthly benefit payable as a result of any election pursuant to this Section will be the monthly benefit which can be provided by the current value of the Participant's Accounts.

13.07 AMENDMENT TO VESTING SCHEDULE - No amendment to the Vesting Schedule shall deprive a Participant of his nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the Vesting Schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, certain Participants may elect, within a reasonable period after the adoption of the amendment, to have their nonforfeitable percentage computed under the Plan without regard to such amendment. For Plan Years beginning before 1989, such certain Participants are those with at least 5 Years of Service with the Employer; for Plan Years beginning after 1988, such certain Participants are those with at least 3 Years of Service with the Employer. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

         (1)      60 days after the amendment is adopted;

         (2)      60 days after the amendment becomes effective; or

         (3) 60 days after the Participant is issued written notice of the amendment by the Employer of Plan Administrator.

                                   ARTICLE XIV

                         PLAN FIDUCIARY RESPONSIBILITIES

14.01    PLAN FIDUCIARIES - The Plan Fiduciaries shall be:

         (a)      the Employer;

         (b)      the Trustee of the Plan;

         (c)      the Plan Administrator;

         (d)      the Profit Sharing Committee;

         and such other person or persons as may be designated as a Fiduciary by the Employer in accordance with the further provisions of this Article.

14.02 GENERAL FIDUCIARY DUTIES - Each Plan Fiduciary shall discharge his duties solely in the interest of the Participants and their beneficiaries and act:

         (a) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan;

         (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

         (c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, if the Fiduciary has the responsibility to invest plan assets; and

         (d) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of current laws and regulations.

         Each Plan Fiduciary shall perform the duties specifically assigned to him. No Plan Fiduciary shall have any responsibility for the performance or non-performance of any duties not specifically allocated to him.

14.03    POWERS, DUTIES AND RESPONSIBILITIES OF THE EMPLOYER -

         (a) The Employer shall be empowered to appoint and remove the Trustee, the Plan Administrator and the Profit Sharing Committee from time to time as it deems necessary for the proper administration of the Plan, to assure that the Plan is being operated for the exclusive benefit of the Participants and their beneficiaries in accordance with the terms of this Agreements, the Internal Revenue Code, and the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

         (b) The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such "funding policy and method" shall not, however, constitute a directive to the Trustee as to the Investment of the Trust Fund. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of ERISA.

         (c) The Employer may in its discretion appoint an Investment Manager to manage all or a designated portion of the assets of the Plan. In such event, the Trustee shall follow the directives of the

                  Investment Manager in investing the assets of the Plan managed by the Investment Manager. While there is an Investment Manager, the Employer shall have no obligation under this Plan with regard to the performance or non-performance of the duties delegated to the Investment Manager.

         (d) The Employer shall periodically, but not less frequently than annually, review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

14.04 POWERS, DUTIES AND RESPONSIBILITIES OF THE TRUSTEE -The specific powers, duties and responsibilities of the Trustee are set forth in
         Article XV. In general the Trustee shall:

         (a) invest plan assets, subject to direction from the Employer, from any duly appointed Investment Manager or from Participants if the Plan permits participants to direct the Investment of their Accounts in life insurance policies;

         (b) maintain adequate records of receipts, disbursements and other transactions involving the plan; and

         (c) prepare such reports, statements, tax returns and other forms as may be required under the Trust or applicable laws and regulations.

14.05 POWERS, DUTIES AND RESPONSIBILITIES OF THE PLAN ADMINISTRATOR - The Employer may appoint one or more Plan Administrators. Any person, including, but not limited to, the directors, shareholders, officers and Employees shall be eligible to serve as the Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal.

         The Employer, upon the resignation or removal of an Administrator, may designate in writing a successor the this position. If the Employer does not appoint an Administrator, the Employer will function as the Plan Administrator. The Insurer may not be appointed as the Plan Administrator.

         The specific powers and responsibilities of the Plan Administrator are to:

         (a) administer the Plan on a day-to-day basis in accordance with the provisions of this Plan and all other pertinent documents;

         (b) retain and maintain Plan records including Participant census data, participation dates, compensation records, and such other records as may be necessary or desirable for proper Plan administration;

         (c) prepare and arrange for delivery to Participants such summaries, descriptions, announcements and reports as are required to be given to Participants under applicable laws and regulations;

         (d) file with the U.S. Department of Labor, the Internal Revenue Service and other regulatory agencies on a timely basis all required reports, forms and other documents; and

         (e) prepare and furnish to the Trustee sufficient records and data to enable the Trustee to properly perform its obligations under the Trust.

14.06 POWERS, DUTIES AND RESPONSIBILITIES OF THE PROFIT SHARING COMMITTEE - The Employer may appoint a Profit Sharing Committee consisting of three or more members, one of whom shall be designated by the Employer as chairman. Each member of the Committee and its chairman shall serve at the pleasure of the Employer.

         If a Committee is not appointed, the duties and responsibilities set forth in this Section and in Article XIX shall be those of the Plan Administrator.

         If the Employer appoints a Profit Sharing Committee, the Committee shall:

         (a)      interpret and construe the Plan;

         (b) determine questions of eligibility and of rights of Participants and their beneficiaries;

         (c) provide guidelines for the Plan Administrator, as required for the orderly and uniform administration of the plan; and

         (d) exercise overall control of the operation and administration of the Plan in matters not allocated to some other Fiduciary either by the terms of this Plan or by delegation from the Employer.

14.07 APPOINTMENT OF ADVISORS - The Trustee, the Plan Administrator and the Profit Sharing Committee, with the consent of the Employer, may appoint counsel, specialists, advisors and such other persons as they deem necessary or desirable in connection with the administration of this Plan.

14.08 INFORMATION FROM EMPLOYER - To enable the Plan Administrator to perform his functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee and the Profit Sharing Committee of such of the foregoing facts as may be pertinent to their duties under the Plan. All Fiduciaries may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

14.09 PAYMENT OF EXPENSES - All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Plan Administrator, the Trustee and the Profit Sharing Committee, including, but not limited to, fees of accountants, counsel, and other specialists, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust for any administration expense incurred pursuant to the above. Any administration expense paid to the Trust as a reimbursement shall not be considered as an Employer contribution.

14.10 ALLOCATION AND DELEGATION OF PLAN ADMINISTRATOR AND TRUSTEE RESPONSIBILITIES - If more than one person is appointed as Plan Administrator or Trustee, the responsibilities of each Administrator and Trustee may be specified by the Employer and accepted in writing by each Fiduciary. In the event that no such delegation is made by the Employer, the Plan Administrators and trustees may allocate their responsibilities among themselves, in which event they shall notify the Employer in writing of such action and indicate their specific responsibilities. The Employer and other Fiduciaries thereafter shall accept and rely upon any documents executed by the appropriate Fiduciary until such time as the Employer revokes any such allocation or designation.

14.11 MAJORITY ACTIONS - Except where there has been an allocation and delegation of Fiduciary responsibilities pursuant to Section 14.10, if there shall be more than one Plan Administrator or Trustee, They shall act by majority vote, but may authorize one or more of them to sign all papers on their behalf. The Profit Sharing Committee shall act by majority vote of all members.

         All actions, determinations, interpretations and decisions of Plan Fiduciaries with respect to any matter within their jurisdiction will be conclusive and binding an all persons. Any person may rely conclusively upon any action if certified by the appropriate Fiduciary.

14.12 RECORDS AND REPORTS - Each Fiduciary shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan. The Plan Administrator shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, beneficiaries and others as required by law.

                                   ARTICLE XV

                       TRUSTEE AND TRUST FUND INVESTMENTS

15.01 IN GENERAL - Subject to the direction of the Employer or any duly appointed Investment Manager in accordance with Section 15.05 (or subject to the direction of Participants if the Plan permits Participants to direct the purchase of life insurance Policies), the Trustee shall receive all contributions to the Trust and shall hold, invest, manage, and control the whole or any part of the assets in accordance with the provisions of the Trust. The Trustee, in signing the Trust, accepts and agrees to carry out all of the provisions of the Trust.

15.02 APPOINTMENT, RESIGNATION AND REMOVAL OF TRUSTEE - The Employer shall select an individual or individuals or institution to serve as Trustee.

         The Employer may remove a Trustee by delivering to such Trustee a written notice of removal. A Trustee may resign as Trustee upon giving written notice to the Employer. Such removal or resignation shall become effective upon the date specified in such written notice, which date shall not be less than thirty (30) days subsequent to the delivery of such written notice. In the event of such removal or resignation, a successor Trustee shall be appointed by the Employer. Such successor Trustee, upon accepting the appointment by an instrument in writing delivered to the Employer, shall become vested with all rights, power, duties, privileges and immunities as Trustee as if he, they, or it had originally been designated as Trustee of the Trust. Upon such appointment and acceptance, the replaced Trustee shall execute any instruments necessary to transfer to the successor Trustee all assets held under the Trust.

15.03 POWERS OF TRUSTEE - The Trustee shall have all of the power necessary for carrying out the purposes of this Trust, and without limiting the powers and authority of the Trustee, the Trustee shall have the right at any time and from time to time with respect to any or all of the property which shall at any time or times form part of the principal or income of the Trust:

         (a) To sell, grant options to purchase, exchange or alter assets of the Trust Fund or any of them; to enter into any contract without personal liability thereon;

         (b) To invest and reinvest all funds from time to time available for investment or reinvestment in any kind of income-producing property, real or personal, as the Trustee shall deem proper and for the best interests of the Trust;

         (c) To cause any of the investments to be registered in its name or in the name of its nominee; any corporation or its transfer agent may presume conclusively that such nominee is the actual owner of any investment submitted for transfer;

         (d) To delegate powers, discretionary or otherwise, for any purpose to one or more nominees or proxies with or without power of substitution and to make assignments to, and deposits with, committees, trustees, agents, depositaries and other representatives; to retain any investment received in exchange in any reorganization or recapitalization;

         (e) To settle, compromise, contest or abandon claims or demands in favor of or against the Trust Fund;

         (f) To borrow money, assume indebtedness, extend mortgages and encumber by mortgage or pledge;

         (g) To vote and exercise all stockholder's or other rights with respect to any share of stock or security held by the Trustees;

         (h) To determine the market value of any investment of the Trust Fund for any purpose on the basis of such quotations, evidence, date or information as the Trustee may deem pertinent and reliable without any limitation whatever;

         (i) To collect principal and income due or payable to the Trust and to give a receipt therefore;

         (j) To take any and all further action necessary or advisable in order to carry out the provisions and purpose of the Trust.

15.04 INVESTMENT OF TRUST FUND - In order to provide retirement benefits for Participants, the Trustee may invest Plan assets in a group annuity contract or in life insurance Policies issued by the Insurer. The Insurer shall only issue group annuity contracts and in life insurance Policies which conform to the terms of the Plan. Notwithstanding the foregoing, in no event may amounts allocated to a Participant's Tax Deductible Contribution Account be invested in Policies of life insurance.

         In addition to the above, the Trustee shall have power to invest all or part of the Trust Fund in such funds including any common trust fund or funds, whether operated by the Trustee as a part of its trust or banking operations or by any bank or trust company, stocks, bonds, mutual funds or other securities, contracts, savings bank accounts, savings certificates, or other investments of any and every nature permissible under applicable laws and regulations.

15.05 EMPLOYER OR INVESTMENT MANAGER MAY DIRECT INVESTMENT PROGRAM - The Employer, at its discretion, shall have full authority to direct the Trustee in the investments of the Trust Fund or the Employer may appoint an Investment Manager to so direct the Trustee. Any such direction shall be in writing bearing an authorized signature, and may be of a continuing nature or otherwise.

15.06 PARTICIPANT DIRECTED INVESTMENTS - If so specified in Section 17.01 of the Adoption Agreement, each Participant may direct the Trustee to invest amounts allocated to his Accounts in Policies of life insurance. Provided, however, that amounts allocated to a Participant's Tax Deductible Contribution Account may not be invested in such Policies. Any such investment shall be subject to the restrictions on payment of life insurance premiums described in Section 2.36 and shall also be subject to the rules and requirements of Article XVII. Neither the Trustee nor any other person, including the Plan Administrator, shall be under any duty to question any such direction of the Participant or to make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder. Any such direction may be of a continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Trustee may require. The Trustee shall not be responsible or liable for any loss or expense which may arise from or result from compliance with any directions from the Participant nor shall the Trustee be responsible for, or liable for, any loss or expense which may result from the Trustee's refusal or failure to comply with any directions from the Participant. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law. Any costs and expenses related to compliance with the Participant's directions shall be borne by the appropriate Account of the Participant.

15.07 RELIANCE ON INSTRUCTIONS - The Trustee may rely on any order, request, or other paper believed by the Trustee to be genuine and to be signed or presented by the proper party or parties and may rely upon the Plan Administrator for the mailing addresses of Participants and Employees.

15.08 BANK ACCOUNTS - The Trustee shall have the right to maintain one or more bank accounts for funds belonging to the Trust and to make deposits in and withdrawals therefrom.

15.09 VOTING AND OTHER ACTION - The Trustee shall deliver or cause to be delivered to the Plan Administrator, all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to investment company shares, stocks, securities and other such investments held by the Trustee as part of the Trust Fund.

15.10 RECORDS AND ACCOUNTING - The Trustee shall keep accurate and detailed records of all receipts, investments, disbursements and other transactions required to be performed under the Trust. No later than sixty days after the close of each Plan year (or after the Trustee's resignation), the Trustee shall file with the Employer a written report or reports which shall indicate the receipts, disbursements and other transactions effected by it during such year (or period ending with such resignation) and the assets and liabilities of the Trust at its close. Such report or reports shall be open to inspection by the Employer for a period of sixty days immediately following the date on which it is filed with the Employer.

15.11 RETURNS AND REPORTS - The Plan Administrator shall furnish to the Trustee, and the Trustee shall furnish to the Plan Administrator, such information relevant to the Trust as may be required under the Internal Revenue Code and Regulations and by the Federal Department of Labor. The Trustee shall keep such records and file with the Internal Revenue Service such returns and other information concerning the Trust as may be required of it under the Internal Revenue Code and Regulations issued or forms adopted thereunder.

15.12 FEES TAXES AND EXPENSES - The Trustee shall pay out of the Trust Fund all real and personal taxes and other taxes of any and all kinds levied or assessed under existing or future laws against the Trust Fund. The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon by the Employer and the Trustee. Such compensation and all expenses of administration of the Trust, including counsel fees, shall be withdrawn by the Trustee out of the Trust Fund unless paid by the Employer. Provided, however, compensation shall not be provided for any Trustee who is employed on a full-time basis by the Employer.

                                   ARTICLE XVI

                                   THE INSURER

16.01 INSURER NOT A PARTY TO THE TRUST - the Insurer shall be protected in treating the Trustee as absolute owner of any group annuity contract or life insurance Policy issued to the Trustee and may rely on directions received from the Trustee. The Insurer shall not be required to take or permit any action contrary to the provisions of any group annuity contract or life insurance Policy issued hereunder, or be bound to allow any benefit or privilege to any Plan Participant covered by the contract which is not provided for in such contract or Policy.

         The Insurer shall deal with and accept the signature of the Trustee in connection with any changes or actions under its group annuity contract or Policy and shall have no liability to inquire as to the Trustee's authority nor to determine that the Trustee has obtained any necessary direction, signature, or consents. Any sums paid out by the Insurer under any of the terms of any group annuity contract or life insurance Policy to the Trustee or in accordance with his direction or to any other person or persons to whom payment should be made shall be a complete and full discharge of liability of such payment, and the Insurer shall have no obligations as to the disposition of any funds to be paid.

         The Insurer shall be fully protected in accepting premiums on any group annuity contract or life insurance Policy it may issue under this Trust and shall have no responsibility to make any inquiry as to the Trustee's authority to make such payment.

         The Insurer shall be fully protected at all times in dealing with the person or corporation who is Trustee according to the latest notification received by the Insurer at its Home Office.

         No amendment to this Trust shall, regardless of its provisions, deprive the Insurer of any of its exemptions and immunities hereunder.

                                  ARTICLE XVII

                             LIFE INSURANCE POLICIES

17.01 GENERAL RULES - If and to the extent permitted by Section 17.01 of the Adoption Agreement, at the request and direction of a Participant the Trustee shall invest in life insurance Policies, subject to the following:

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

         (a) each Policy shall be issued by the Insurer to the Trustee only and shall provide for premiums payable in accordance with the terms of the Policy. Purchase of Policies in accordance with this Section 17.01 shall constitute an investment of amounts allocated to the appropriate Account of the Participant, and each such Account shall be reduced by the amount paid for such Policies,

         (b) as provided in Section 12.06, the Trustee shall be designated as beneficiary of any Policy issued hereunder, and upon the death of the Participant the Trustee shall pay or apply the Policy proceeds for the benefit of the appropriate Plan Beneficiary,

         (c) each Policy shall be a Policy between the Insurer and Trustee and shall reserve to the Trustee all rights, options and benefits,

         (d) each life insurance Policy shall provide a full or increasing death benefit,

         (e) each Policy shall provide settlement options (including lump sum cash payment in the event of the surrender or maturity of such Policy) subject, however, to Section 12.07,

         (f) any dividend payable while a Policy is on a premium paying basis shall be applied or accumulated as indicated on the Policy application for the benefit of the Participant on whose life the Policy was issued,

         (g) all classes of life insurance Policies purchased hereunder shall be alike or substantially alike as to settlement option provisions, cash values, and as to other Policy provisions, subject, however, to the provisions of Sections 17.01(h), 17.01(i) and 17.01(j),

         (h) if an eligible Employee is determined to be insurable by the Insurer at its standard rates, a Policy shall be obtained upon his life, if available from the Insurer, which provides a life insurance death benefit prior to retirement to which the eligible Employee is entitled,

         (i) if an eligible Employee is not insurable at the standard rates of such Insurer, if permitted under the Policy being issued, the Policy shall provide for a reduced but increasing death benefit as determined by the Insurer (usually called increasing or graded death benefit),

         (j) if an eligible Employee is not insurable at the standard rates of the Insurer, each Employee may elect to pay any excess premium that may be required in order to obtain a Policy providing for full death benefits described in Section 17.01(h), if the Insurer shall agree to issue such a Policy,.

         (k) the Insurer shall only issue Policies which conform to the terms of the Plan,

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

         (1) in no event may amounts allocated to a Participant's Tax Deductible Contribution Account be invested in Policies of life insurance.

17.02 PROCEDURE FOLLOWED TO OBTAIN POLICIES - The Trustee shall apply to the Insurer for Policies on the lives of Participants with completed applications as may be required by the Insurer, such Policies to have benefits which are purchasable by a premium equal to the portion of the contribution allocated for that purpose.

17.03 KEY MAN INSURANCE - The Trustee shall have the power, which shall be exercised upon direction of the Employer or any duly appointed Investment Manager, to invest in life insurance Policies on the lives of key Employees of the Employer, payable on death to the Trust as beneficiary. Such Policies shall be vested exclusively in the Trustee for the benefit of the Trust, and death proceeds received under any such Policy shall be considered to be an additional Employer Contribution.

17.04    SUPPLEMENTARY POLICY BENEFITS - Subject to the limitations of Section
         4.04 (Voluntary After-Tax Contribution), the Trustee upon the request of any Participant upon whose life a Policy of life insurance is in existence may apply for supplementary agreements to such Policy providing for family income, additional death benefits, reducing or level term insurance benefits, or waiver of premiums or waiver of premiums and monthly income during total and permanent disability in accordance with the rules and practices of the Insurer. The premiums for such benefits shall be paid by the Participant through his Employer to the Trustee who shall pay the premium to the Insurer. The death benefit payable under the supplementary agreement shall be payable to the beneficiary or beneficiaries designated by the Participant through the Trustee and in the manner requested in such designation, subject to the terms of such supplementary agreement and to the rules and practices of the Insurer. The Trustee shall continue to have title and control of all Policies subject to this Plan in manner provided for herein. If such supplementary agreements shall be entered into, the Trustee and each Participant who requests and receives such supplementary agreement shall enter into a letter agreement generally explaining the rights and duties of said Participant with respect to said supplementary agreement, one copy of which shall be filed with the Trustee, the Participant and the Employer.

         Any payments made by a Participant under this Section 17.04 or Section 17.01(j) shall be considered as After-Tax Contributions and will be subject to the limitations of Section 4.04.

                                  ARTICLE XVIII

                   TRANSFER OF ASSETS, ROLLOVER CONTRIBUTIONS

18.01 TRANSFER FROM OTHER QUALIFIED PLANS - With the consent of the Plan Administrator, the Trustee may accept funds and property transferred from other pension, profit sharing or stock bonus plans qualified under

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

         Code Section 401(a) or Rollover Contributions, provided that the plan from which such funds and property are transferred permits the transfer to be made.

         In the event of a transfer to this Plan, the Trustee shall maintain a 100% vested and nonforfeitable account for the amount transferred and its share of the Trust Fund's accretions or losses, to be known as the Participant's Rollover Account.

         "Rollover Contribution" means any rollover amount or rollover contribution described in Code Section 402(a)(5), 403(a)(4), 408(d) or 409(b)(3)(c).

         An Employee who makes a contribution to the Plan described in this Section shall become a Plan Participant on the date the Trustee accepts the contribution. However, no 401(k) or Regular Employer contributions will be made on behalf of such Employee nor will the Employee be eligible to enter into a salary reduction agreement, to share in Plan forfeitures or to make Voluntary After-Tax Contributions until the Employee satisfies the Plan eligibility requirements set forth in Adoption Agreement Section 3.02.

18.02 PARTICIPANT TRANSFER TO OTHER QUALIFIED PLANS - Upon the request of a Participant upon his termination of employment, the Trustee at the direction of the Plan Administrator shall transfer the vested portion of his Accrued Benefit, if any, to another pension, profit sharing or stock bonus plan maintained by such Participant's employer and meeting the requirements of Code Section 401(a), provided that the plan to which such transfer is to be made permits the transfer.

                                   ARTICLE XIX

                                CLAIMS PROCEDURE

19.01 CLAIMS FIDUCIARY - The Profit Sharing Plan Committee will act as Claims Fiduciary except to the extent that the Board of Directors of the Employer has allocated the function to someone else.

19.02 CLAIMS FOR BENEFITS - Claims for benefits under the Plan must be made in writing to the Plan Administrator. For the purpose of this procedure, "claim" means a request for a Plan benefit by a Participant or a Beneficiary of a Participant. If the basis of the claim includes documentation not a part of the records of the Plan or of the Employer, all such documentation must be included with the claim.

19.03 NOTICE OF DENIAL OF CLAIM - If a claim if wholly or partially denied, the Plan Administrator shall notify the claimant of the denial of the claim within a reasonable period of time. Such notice of denial (i) shall be in writing, (ii) shall be written in a manner calculated to be understood by the claimant, and (iii) shall contain (a) the specific reason or reasons for denial of the claim, (b) a specific reference to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim, along with the explanation why such

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

         material or information is necessary, and (d) an explanation of the Plan's claim review procedure. Unless special circumstances require an extension of time for processing the claim, the Plan Administrator shall notify the claimant of the claim denial no later than 90 days after the Administrator's receipt of the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render the final decision.

19.04 REQUEST FOR REVIEW OF DENIAL OF CLAIM - Within 120 days of the receipt by the claimant of the written notice of denial of the claim or if the claim has not been granted within a reasonable period of time, the claimant or his duly authorized representative may file a written request with the Claims Fiduciary to conduct a full and fair review of the denial of the claimant's claim for benefit. In connection with the claimant's appeal of the denial of his benefit, the claimant or his duly authorized representative may review pertinent documents and may submit issues and comments in writing.

19.05 DECISION ON REVIEW OF DENIAL OF CLAIM - The Claims Fiduciary shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days after the receipt of the claimant's request for review, except that if there are special circumstances which require an extension of time for processing, the aforesaid 60-day period may be extended to 120 days by written notice delivered to the claimant prior to the expiration of the initial 60-day period. Such decision shall (i) be written in a manner calculated to be understood by the claimant,
         (ii) include specific reasons for the decision, and (iii) contain specific references to the pertinent plan provisions upon which the decision is based.

                                   ARTICLE XX

                            AMENDMENT AND TERMINATION

20.01 AMENDMENT OF PLAN - The right is reserved to the employer to amend its plan at any time and from time to time and all parties or any person claiming any interest hereunder shall be bound thereby; except no person having an already vested interest in such plan shall be deprived of any interest already existing nor have such interest adversely affected. No such amendment shall have the effect of vesting in the Employer any right, title or interest to any Policy, group annuity contract or funds held under the Trust. The decision of the Employer shall be binding upon the Participants and all other persons and parties interested, as to whether or not any amendment does deprive a Participant or any other person or adversely affects such interest. The consent of the Trustee shall not be necessary to any Plan amendment unless in his opinion his duties or liabilities have been increased. No amendment to the Adoption Agreement shall be made or shall be valid if it would result in causing the Employer's Plan to become disqualified under the controlling provisions of the Internal Revenue

         Code or any its applicable Regulations or applicable and controlling rulings of the Secretary of the Treasury or his delegate, or under final decisions of any Federal Court. Participants shall be notified of any Plan amendments. No such amendment shall affect any other Employer who had adopted this Plan.

         No amendment to the Plan shall decrease a Participant's Account balance or eliminate an optional form of distribution. Furthermore, no amendment to the Plan shall have the affect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

         An adopting Employer may amend the Plan by adding overriding plan language to the Adoption Agreement where such language is necessary to satisfy Sections 415 or 416 of the Internal Revenue Code because of the required aggregation of multiple plans under these Sections.

         Except for (i) changes to the choice of options in the Adoption Agreement or (ii) amendments stated in the Adoption Agreement which allow the plan to satisfy Section 415 of the Internal revenue Code or to avoid duplication of minimums under section 416 of the Code because of the required aggregation of multiple plans, if the adopting Employer amends the Plan or nonelective portions of the Adoption Agreement, it will no longer participate in the master or prototype plan, but will be considered to have an individually designed plan.

         In the case of any merger, consolidation with or transfer of assets or liabilities by the Employer to another Plan, each Participant in the Plan on the date of the transaction shall have a benefit in the surviving Plan (determined as if such Plan were terminated immediately after the transaction) at least equal to the benefit to which he would have been entitled to receive immediately prior to the transaction if the Plan had then terminated. However, this provision shall not be construed to be a termination or discontinuance of Plan or to be a guarantee of a specific level of benefits from this Plan.

20.02 AMENDMENT OF PROTOTYPE PLAN AND ADOPTION AGREEMENT - Subject to Section 20.01, State Mutual Life Assurance Company of America may amend this Prototype Plan and Trust and Adoption Agreement, and, if amended, shall mail or deliver to each adopting Employer who has registered with State Mutual a copy of such amendment as it has been approved by the Internal Revenue Service. Each employer and Trustee shall deemed to have consented to any such amendment by its original execution of the Adoption Agreement for this Plan and Trust unless the State Mutual Life Assurance Company of America is otherwise advised in writing by the Employer.

20.03 EMPLOYER MAY DISCONTINUE PLAN - The Employer reserves the right at any time to reduce its annual payments, to partially terminate the Plan or to terminate the Plan in its entirety. Any such termination or partial termination of such Plan shall become effective immediately upon receipt by the Trustee of a written notice from the Employer of such action.

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

         In the event of the liquidation of the Employer or the bona fide sale of the controlling interest thereof, such Employer or its successors or assigns shall not be obligated to continue this Plan.

         In the event of termination of the Plan there shall be a 100% vesting and nonforfeitability of all rights and benefits under this Trust and Plan of all affected Participants irrespective of their length of participation under the Plan. However, the Trust shall remain in existence, and all of the provisions of the Trust shall remain in force which are necessary in the sole opinion of the Trustees, other than the provisions relating to Employer contributions. All of the assets on hand on the date of termination or discontinuance of contributions shall be held, administered and distributed by the Trustees in the manner provided in the Plan, except that a participant shall have a 100% vested and nonforfeitable interest in his Accrued Benefit, subject to Section 20.05.

         Subject to Section 20.05, in the event of Plan termination any other remaining assets of the Trust Fund shall also be vested in Participants on a pro rata basis based on their respective account balances (other than their Tax Deductible Voluntary Contributions and Rollover accounts) in relation to the aggregate of all such account balances.

         In the event of a partial termination of Plan, this section will only apply to those Participants who are affected by such partial termination of Plan.

         In the event that the Employer shall decide to terminate completely the Plan and Trust, they shall be terminated as of a date to be specified in a notice to be delivered to the Trustees. Upon termination of the Plan and Trust, after payment of all expenses and proportional adjustment of Participants' accounts to reflect such expenses, fund profits or losses and reallocations to the date of termination, each Participant shall be entitled to receive any amounts then credited to his accounts. The Trustee may make payment of such amounts in cash, in assets of the fund, or in the form of an immediate or deferred annuity, whichever the Plan Administrator may direct.

20.04 DISCONTINUANCE OF CONTRIBUTIONS - In the event that the Employer shall completely discontinue its contributions, the account of each affected Participant shall be fully vested and nonforfeitable. After a discontinuance of contributions, Plan benefits shall be payable to Participants or their Beneficiary upon death, disability, retirement, termination of employment or termination of Plan in accordance with the provisions of the Plan applicable upon the occurrence of any such event.

20.05 RETURN OF EMPLOYER CONTRIBUTIONS UNDER SPECIAL CIRCUMSTANCES - Notwithstanding any provisions of this Plan and Trust to the contrary:

         (a) Any contributions made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contributions.

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

         (b) In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                                  ARTICLE XXI

                                 MISCELLANEOUS

21.01 PROTECTION OF EMPLOYEE INTEREST - To the extent permitted by law, none of the benefits, proceeds, payments, or amounts held or paid by the Trustee or Insurer under the terms of this Trust shall be subject to the claims of creditors of Participants or beneficiaries of this Trust. Wherever possible, any Policy, group annuity contract or certificate providing for the payment or retirement benefits to the Plan Participants shall contain a provision which shall substantially provide that such proceeds shall be free from claims of creditors of the annuitant, payee or beneficiary under such Policy, contract or certificate to the extent permitted by the law of the state having jurisdiction over the proceeds of such contract or certificate.

         If any Participant shall attempt to alienate or assign his interest provided by the Trust, the Trustee shall take such steps as it deems necessary to preserve such interest for the benefit of the Participant or his Beneficiary.

         This provision does not preclude the Trustee from complying with a qualified domestic relations order, as defined in Code Section 414(p) or any domestic relations order entered before January 1, 1985.

21.02 MEANING OF WORDS USED IN PLAN AND TRUST - Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine or neuter gender in all cases where they would so apply. Wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

         Titles used herein are for general information only and this Plan and Trust is not to be construed by reference thereto.

                                     - 66 -